Exhibit (c)(2)

Presentation to the Special Committee Project Rising Sun February 22, 2007

This presentation has been prepared solely for the use of the Special Committee of the Board of Directors (the “Special Committee”) of Rising Sun (“Rising Sun” or the “Company”) in connection with the fairness opinion being provided by Bear, Stearns & Co. Inc. (“Bear Stearns”) with respect to Project Rising Sun.  This presentation should only be used by the Special Committee in its evaluation of the specific transaction referred to herein (the “Transaction”) and should not be used, considered or relied upon for any other purpose or in connection with any other matter.  This presentation and the conclusions presented herein are qualified in their entirety by Bear Stearns’ written opinion letter regarding the Transaction and the assumptions, qualifications and other limitations stated therein. This presentation is confidential and may not be reproduced, disseminated, quoted from or referred to at any time, in any manner or for any purpose without the prior written consent of Bear Stearns.

The financial and other information contained in this presentation was obtained solely from Rising Sun and from public sources.  Bear Stearns has relied upon and assumed, without independent verification, the accuracy and completeness of such information. Bear Stearns has assumed that the projections referred to herein have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Rising Sun as to the Company’s expected future performance.  Bear Stearns has not assumed responsibility for independent verification of any such information, including, without limitation, the projections, and Bear Stearns has further relied upon assurances of senior management of Rising Sun that they are unaware of any facts that would make any such information or projections incomplete or misleading.  This presentation has been prepared as of February 22, 2007 and reflects information made available to us as of or prior to such date.

Bear Stearns has acted as a financial advisor to the Special Committee in connection with the Transaction and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Transaction.  In addition, Rising Sun has agreed to reimburse us for certain expenses and to indemnify us against certain liabilities arising out of our engagement.  Bear Stearns may seek to provide Rising Sun and their respective affiliates certain investment banking and other services unrelated to the Transaction in the future.

Bear Stearns and/or certain of its personnel and affiliates may have passive minority investments in certain investment funds managed directly or indirectly by Colony Capital, LLC and/or its affiliates, and in portfolio companies of such funds.

Consistent with applicable legal and regulatory requirements, Bear Stearns has adopted policies and procedures to establish and maintain the independence of Bear Stearns’ research departments and personnel.  As a result, Bear Stearns’ research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to Rising Sun and the Transaction and other participants in the Transaction that differ from the views of Bear Stearns’ investment banking personnel.  In the ordinary course of business, Bear Stearns and its affiliates may actively trade for its own account and for the accounts of its customers equity and debt securities, bank debt and/or other financial instruments issued by Rising Sun, as well as derivatives thereof, and, accordingly, may at any time hold long or short positions in such securities, bank debt, financial instruments and derivatives.

CONFIDENTIAL      10097210, v2

Table of Contents

Section

1 Transaction Overview

2 Historical Stock Performance

3 Review of Management Projections

4 Valuation Analysis

Appendices

      A      Discounted Cash Flow Analysis Support       B      Weighted Average Cost of Capital Analysis       C      Leveraged Buyout Illustration       D      Cash Transaction Premiums Paid Analysis       E      Other Precedent Gaming M&A Transactions

CONFIDENTIAL      10097210, v2

Section 1 Transaction Overview

BEAR STEARNS

Project Rising Sun

Summary Deal Parameters

Draft of the Merger Agreement dated February 20, 2007

Acquiror	▪ Fertitta Colony Partners LLC ("FCP"), whose principals include Frank Fertitta III, current Chairman and CEO of the Company) and Lorenzo Fertitta, current Vice Chairman and President of the Company, (the "Fertittas"), and Blake and Delise Sartini (the "Sartinis," collectively, the Fertittas and Sartinis will be referred to as the "Contributing Shareholders") and affiliates of Colony Capital, LLC ("Colony")
Merger Consideration	▪ Holders of common stock will be entitled to receive $90.00 in cash, without interest, for each share of common stock issued and outstanding, except for those shares contributed by the Contributing Shareholders. Holders of options will be entitled to receive the excess of the purchase price over the exercise price per share for each option outstanding
Financing	▪ Equity Financing Commitments(1) • Approximately $836 million rollover equity provided by the Contributing Shareholders • Remainder provided by Colony ▪ Debt Financing Commitments(1) • Collateralized Mortgage-Backed Security ("CMBS") loan structured such that Rising Sun's existing public debt (approximately $2,300 million) would remain outstanding • $500 million revolving credit facility, of which $350 million will be drawn at closing
"Go-Shop"	▪ Begins on the date of the signing of the Agreement and Plan of Merger and ends on the 30th business day thereafter
Requisite Stockholder Vote	▪ Transaction must be approved by: • 66 2/3% of the outstanding shares entitled to vote and • A majority of the outstanding shares, excluding all of the shares currently held by Contributing Shareholders ("Majority of the Public Majority Vote")
Termination Fee	▪ 2% of the aggregate Merger Consideration if the Transaction is terminated during the Go-Shop period ▪ [3%] of the aggregate Merger Consideration if the Transaction is terminated subsequent to the Go-Shop period ▪ [3%] termination fees payable by the Acquiror in the event it fails to perform upon certain obligations (limited guarantee by Colony's funds) ▪ 2% fee to the Company if the Acquiror fails to obtain regulatory approval
Other	▪ The Contributing Shareholders are not required to support a superior proposal ▪ Permission for the Company to continue to pay its regular quarterly dividends, not to exceed $0.2875 per share, between signing and closing

Source: Draft of the Agreement and Plan of Merger dated February 20, 2007 and Schedule 13D filing dated December 4, 2006.
(1) We have reviewed equity and debt commitment papers dated December 2, 2006 at a purchase price of $82.00 per share.

CONFIDENTIAL 1

BEAR STEARNS

Project Rising Sun

Proposed LBO Sources & Uses [Subject to Update]

Assumed Transaction Close: June 30, 2007 **($ in millions)**

Sources	Amount	%	Uses	Amount	%
New Revolver[1]	$350.0	3.8%	Purchase Price of Equity[7]	$4,487.7	48.4%
New CMBS[2]	2,725.0	29.4	Rollover Equity[5]	836.3	9.0
Rollover Public Debt[3]	2,300.0	24.8	Rollover Public Debt[3]	2,300.0	24.8
Rollover JV Debt[4]	432.5	4.7	Rollover JV Debt[4]	432.5	4.7
Rollover Equity[5]	836.3	9.0	Pay Existing Bank Debt[8]	1,104.5	11.9
Sponsor Equity[6]	2,623.4	28.3	Transaction Fees[9]	70.1	0.8
			Financing Fees[9]	36.0	0.4
Total	**$9,267.2**	**100.0%**	**Total**	**$9,267.2**	**100.0%**

(1) Represents the drawn portion of the $500 million revolver commitment from Deutsche Bank Securities, Inc. and Deutsche Bank Trust Company Americas. Source: Schedule 13D filing dated 12/4/06.
(2) Represents the $2.725 billion CMBS commitment provided by German American Capital Corporation and Deutsche Bank AG. Source: Schedule 13D filing dated 12/4/06.
(3) Per the Schedule 13D filing dated 12/4/06, Rising Sun's existing public debt will remain outstanding. Rollover public debt figure represents face value of the outstanding public bonds.
(4) Represents 50% of Green Valley's and 50% of Aliante's 12/31/06 net debt balance of $282.5 million and $150.0 million, respectively. Aliante's 12/31/06 debt balance represents the present value of the 1/1/09 debt balance discounted at its cost of debt of 8%.
(5) Please refer to the next page for detail of insider rollover equity.
(6) Represents estimated equity commitment from Colony Capital LLC.
(7) Based on $90.00 purchase price per share.
(8) Projected 6/30/07 existing bank debt balance per Rising Sun management model.
(9) Source: Rising Sun management model.

CONFIDENTIAL 2

BEAR STEARNS

Project Rising Sun

Pro Forma Ownership

Pre-Transaction—12/1/06[1]


Fertitta Brothers 19.8%
Sartinis 7.0%
Other Insiders 5.5%
Public Holders 67.7%

Fully Diluted Shares: 59.067 million[3]

Estimated Pro Forma Ownership[2]


Fertitta Brothers 20.4%
Sartinis 3.7%
Colony Capital 75.8%

Insider Ownership Analysis[4]

($ and shares in millions)

	Current Holdings	Rollover Shares	$90.00/Share Rollover Value	Shares Sold	Shares Sold Value	% of Holdings Sold
Frank Fertitta	5.719	3.899	$350.9	1.820	$163.8	31.8%
Lorenzo Fertitta	5.735	3.957	356.1	1.778	160.0	31.0
Blake & Delise Sartini	4.123	1.436	129.3	2.687	241.8	65.2
Total	**15.577**	**9.292**	**$836.3**	**6.285**	**$565.7**	**40.3%**

(1) Source: Proxy 4/18/06, management, Schedule 13D 12/1/06 and Lionshares.
(2) Based on estimated pro forma equity commitments based on the $90.00 purchase price per share.
(3) Ownership percentages based on fully diluted shares calculated under the treasury method based on $69.10 price per share as of 12/1/06.
(4) Source: Schedule 13D filing dated 12/4/06.

CONFIDENTIAL

3

      Project Rising Sun

Rising Sun—Price / Volume & Premium

The Transaction price of $90.00 represents a 30.2% premium to the unaffected price of $69.10.

December 5, 2005 through February 16, 2007

10,000,000     $95.00

Transaction Price:  $90.00

9,000,000

8,000,000     85.00 7,000,000

6,000,000     Initial Bid (12/4/06):  $82.00     75.00 2/21/07 Closing Price:

5,000,000       $83.65     Price Volume 4,000,000     65.00 3,000,000 2,000,000     55.00 1,000,000

0     45.00 12/05      2/06      5/06      7/06      9/06      12/06      2/07 Volume     Price

Period            % Premium at Before      Average      $90.00 Announcement      Price      Transaction Price:

      1-Day      69.10      30.2%  10-Day      69.39      29.7  1-Month      66.82      34.7  3-Month      61.94      45.3  6-Month      62.25      44.6       1-Year      66.88      34.6       2-Year      65.91      36.6

Source:  Thomson Financial and Rising Sun press release.

CONFIDENTIAL            4

Section 2 Historical Stock Performance and Financial Overview

      Project Rising Sun

Two Year Annotated Price / Volume Chart

10,000,000     $100.00

12/04/06: Rising Sun announced that it      01/25/07: CTW Investment Group

9,000,000     had received a bid from Fertitta Colony      announces opposition to the buyout      95.00 3/15/05: Rising Sun increased EPS      Partners for $82 a share.     offer. guidance from $0.56–$0.62 to

8,000,000     $0.62–$0.68.     90.00

11/02/06: Reported Q3 2006 3/15/05: Stock hit 52-week high

7,000,000     EPS of $0.38, missing Wall      85.00 after Merrill Lynch analyst Street expectations of $0.51. increased price target from $72.00      11/08/06: Stock price rises 6,000,000     to $82.00.     to $65.23, or 7.8%, after      80.00 analysts report that Rising 03/08/06: Received approval 5,000,000     Sun could become the next      75.00 from Gaming Control Board buyout target in gaming.     Price Volume     for Red Rock.

4,000,000     70.00

3,000,000     65.00

07/25/06: Missed Wall Street Q2 EPS expecations.

2,000,000     60.00

1,000,000     55.00

0     50.00 2/05      6/05      10/05      2/06      6/06      10/06      2/07

Volume        Price

Source:  Thomson Financial, Factiva and Company press releases.

CONFIDENTIAL            5

      Project Rising Sun

Comparative Historical Stock Price Performance

From 12/5/2005— Present

190%     190% 170     170 150     150 130     130 110     110

90 90

70     70 12/05      2/06      5/06      7/06      9/06      12/06      2/07

From 12/6/2004— Present

180%     180% 160     160 140     140 120     120 100     100

80     80 12/04     4/05     9/05     1/06     5/06     10/06     2/07

(1)     (2)     (3)

STN        Large Cap Index        Adjusted Large Cap Index        Mid Cap Index        S&P 500

(1) The Large Cap Index includes the Las Vegas Sands, MGM Mirage, Harrah’s Entertainment, Wynn Resorts, Boyd Gaming and Penn National Gaming.

(2) The Adjusted Large Cap Index includes Boyd Gaming and Penn National Gaming but excludes (i) Wynn Resorts and Las Vegas Sands, which have affected stock prices due to their Macau developments, (ii) Harrah’s Entertainment, which has an affected stock price due to its proposed buyout and (iii) MGM Mirage, which has an affected stock price due to Tracinda Corporation’s tender offer to purchase approximately 450 million shares. (3) The Mid Cap Index includes Ameristar Casinos, Pinnacle Entertainment, Isle of Capris Casinos, Trump Entertainment and Great Canadian Gaming.

CONFIDENTIAL            6

      Project Rising Sun

Summary of Historical Results

Revenues      ($ in millions)      EBITDA(1)      ($ in millions)

$1,500     30%     $600     50% $526 1,400     $1,339     25 500     $471 1,300 20 15% 1,200     21%     43% $1,109     15     400     $370     39%     40 1,100     8% $987     10     38% 12%     $292 1,000     300 900     $858     5 34% 800     0     200     30 2003A      2004A      2005A      2006A     2003A      2004A      2005A      2006A

Revenues        Growth     EBITDA        Margin

Cash Flow from Operations      ($ in millions)      Capital Expenditures      ($ in millions)

$500     60%     $1,000     140% $831 $755     120 $378     50     800 400 100 $293     40     600     80 300     $263 $382     75%

30 400     60

34% $198 $199     56%     40 200     39% 27%     20     200

23%     22%     20 23% 100     10     0     0 2003A      2004A      2005A      2006A     2003A      2004A      2005A      2006A

Cash Flow From Operations        % of Revenue     CapEx        % of Revenue

Source:  Public filings and Rising Sun management.

(1) Represents EBITDA after deduction for restricted stock amortization and development expenses.

CONFIDENTIAL            7

Section 3 Review of Management Projections

      Project Rising Sun

Components of Rising Sun Businesses

  Rising Sun currently owns and operates nine major hotel/casino properties (one of which is 50% owned) and six smaller casino/restaurant properties (two of which are 50% owned).  Rising Sun earns management fees and distribution income from Green Valley, Barley’s and The Greens and accounts for them under the

Existing equity method of accounting.

Nevada Operations

  Management provided property by property financial projections for the larger properties and summary level financial projections for the smaller properties.

Land Held for        Rising Sun has strategically acquired land, much of which has gaming entitlements, in and around Las Development—      Vegas for future development.  Of the various land plots held by Rising Sun, four locations have been Current      identified by management to be developed during the projections period (2007-2012). Development Plans        Management provided property-level financial projections for these projects.

  Rising Sun manages Thunder Valley Casino on behalf of the United Auburn Indian Community and receives a management fee equal to 24% of net income.  There are three years remaining on the original seven year term.

Native American

  Rising Sun has entered into Development and Management Agreements with three other Native American

Contracts tribes to help develop and manage each gaming facility for a term of seven years.

  Management has provided projections for the management fee income from all of the current management contracts.

Land Held for        Management has provided their estimates of land value for the land that will not be fully developed during Development—      the projection period. No Current        The Special Committee engaged CB Richard Ellis (“CBRE”) to value Land Held for Development—No Development Plans      Current Development Plans

CONFIDENTIAL            8

      Project Rising Sun

Valuation Methodology for the Components of Rising Sun Businesses

      Valuation Methodology      Rationale

  Comparable trading analysis

• Detailed management forecasts available

  Precedent M&A transactions analysis

Existing

• Properties exist today

Nevada Operations

  Discounted cash flow analysis

• Market-based metrics are observable

  Sum-of-the-parts analysis

Land Held for        Discounted cash flow analysis      • Detailed management forecasts available

Development—

  3rd party appraisal (CBRE)      • Development occurs over time

Current

Development Plans         Management valuation      • Capture value of future ongoing operations

• Detailed management forecasts available Native American        Discounted cash flow analysis with no terminal

• Contract terms defined

Contracts      value

• Finite life and unclear renewal terms

Land Held for

  3rd party appraisal (CBRE)      • No cash flows from land

Development— No Current

  Management Valuation      • Utilize management’s expertise in the market

Development Plans

CONFIDENTIAL            9

      Project Rising Sun

Summary of Rising Sun Properties Owned, Managed and Held for Development

      ($ in millions)

Land Held for Development— Existing Operations      Planned Operations      No Current Development Plans Year      Anticipated Ownership Opened/      Cost      2006A      Owned      Ownership      Opening

Owned Properties      %      Acquired Basis(1) EBITDA(2) Properties      %      Year      Location      Acres

Palace Station       100.0%  1976  $202.0  $52.7      Aliante       50.0%  2009      Potential Development Opportunities:

Boulder Station  100.0       1994  234.1  88.3      Castaways  100.0       2009      Wild Wild West       69.3 Texas Station       100.0       1995  303.5  40.0      Durango       100.0       2010      Cactus       60.7 Sunset Station       100.0       1997  377.9  85.0      Reno Bayer  100.0       2012      Flamingo       49.0 Santa Fe Station  100.0       2000  374.8  82.0                        Sunset/Lindell       12.0 Red Rock Resort  100.0       2006  885.0  60.1                        Reno Convention Center            7.7 Fiesta Rancho       100.0       2001  218.0  17.4                        Fisher Brothers JV / Palace Station       52.0 Fiesta Henderson  100.0       2001  117.0  17.6                               Wild Wild West  100.0       1998  NA  4.1                        Excess Land at Existing Owned or Managed Properties: Green Valley       50.0       2001  450.9  49.0                        Fiesta Henderson       15.0 Other Properties(3)              NA  8.8                        Boulder Station            8.0                                                 Red Rock Resort            8.2

      Contract                  2006A Mgmt. Managed            Anticipated Sunset Station            5.0 Managed Properties Date      Mgmt Fee(4)            Fee Income(2)Properties Mgmt Fee(4) Contract Life Thunder Valley       188.0 Thunder Valley 2003-2010  24.0%        $87.0      Gun Lake 21.0-22.0% 2009-2016 Graton       23.0                               Chico       24.0      2010-2016

                              Graton       24.0      2010-2017 Excess Land at Properties to be Developed:

                                                Aliante / Losee       54.0                                                 Castaways       15.0                                                 Durango            5.0                                                 Reno Bayer       35.0

(1) As of 9/30/06.  Source: Management. (2) Source:  Management.

(3) Includes Wildfire, Gold Rush, Magic Star, Lake Mead, Barley’s (50.0%), The Green’s (50.0%) and Palms (6.7%). (4) Represents percent of property net income.

CONFIDENTIAL            10

      Project Rising Sun

Consolidated Management Projections

Management has provided us with their detailed projections, and the following is a summary of their financial plan.

Revenue       ($ in millions) $4,000     $4,000

2012 CAGR = 10.8% 2006–

3,000     $2,477.2     3,000 $2,082.5     $2,175.2 2,000     $1,543.3     $1,655.2     $1,789.0     2,000 $1,339.0 $986.7     $1,108.8 1,000     1,000

0     0 2004A      2005A      2006A      2007E      2008E      2009E      2010E      2011E      2012E

Actual Revenue   Projected Revenue

EBITDA(1)      ($ in millions) $2,000     $2,000

 CAGR = 14.8% 2006–2012

1,500     $1,202.0     1,500 $987.0     $1,055.9 1,000     $837.2     1,000 $725.3 $525.9     $641.0 $370.2     $471.3 500     500

0     0 2004A     2005A     2006A     2007E     2008E     2009E     2010E     2011E     2012E

Actual EBITDA   Projected EBITDA

(1) Represents EBITDA after deductions for restricted stock amortization and development expenses.

CONFIDENTIAL            11

      Project Rising Sun

EBITDA Breakdown

      ($ in millions)

$1,400.0     $1,400.0 $1,202.0

1,200.0     1,200.0 $1,055.9 $173.5 $987.0

1,000.0     $160.7     1,000.0 $837.2 $144.7     $244.3 $725.3      $144.1 800.0     $116.2     $123.3     800.0 $641.0 $93.0     $35.9 600.0     $525.9      $92.0     600.0 $87.0 400.0     $751.1     $784.2     400.0 $685.1     $719.0 $632.3 $549.0

200.0     $438.8     200.0

0.0     0.0 2006      2007      2008      2009      2010      2011      2012

(1)     (2)

Existing Nevada Operations     Development Opportunities     Native American Contracts

(1) Represents EBITDA after deductions for corporate expenses, development expenses and restricted stock amortization and includes Rising Sun’s 50% share of Green Valley Ranch’s and Aliante’s operating income. (2) Represents EBITDA generated by future projects built on Land Held for Development—Current Development Plans.

CONFIDENTIAL            12

      Project Rising Sun

Summary of Wall Street Research

Estimates and Price Targets      ($ in millions, except per share data)

                        Price Target                                     12/4/06 Announcement      EBITDA      EPS

Firm Name      Date      Analyst      Recommendation Prior To      After      CY 2006 CY 2007 CY 2008 CY 2006 CY 2007 CY 2008

Buckingham      02/12/07 John Grassano Neutral       NA       NA       $522.9  $628.0  NA  $2.17  $2.29  NA Bear Stearns      02/02/07 Joseph Greff      Peer Perform       NA       NA       586.0  628.0  $693.0  2.23  2.24  $3.09 CIBC      12/22/06 David Katz      Sector Perform       $77.00       NA       526.4  639.7  NA  2.27  2.45  NA Citigroup      12/19/06 Geoffrey Davis Hold       78.00       NA       NA  NA  NA  2.13  2.06  2.55 UBS      12/08/06 Robin Farley      Neutral 2       63.00       $87.00       532.6  634.2  NA  2.17  2.21  NA Credit Suisse      12/06/06 Scott Barry      Neutral       64.00       85.00       532.4  615.3  NA  2.25  2.21  NA Morgan Stanley 12/04/06 Celeste Brown Equal Weight       80.00       NA       531.3  613.1  700.5  2.21  2.02  2.49 Merrill Lynch      12/04/06 David Andrews Buy       72.00       NA       NA  NA  NA  2.25  2.15  NA Goldman Sachs 12/04/06 Steven Kent      Buy/Neutral       70.00       82.00       481.2  586.4  636.9  2.12  2.16  2.66 JPMorgan      12/04/06 Harry Curtis      Neutral       NA       NA       NA  NA  NA  2.24  2.00  NA Lehman      11/09/06 Felicia Hendrix Equal Weight       81.00       NA       530.3  624.0  NA  2.24  2.15  NA Argus      11/06/06 John Staszak      Sell       NA       NA       NA  NA  NA  2.02  2.43  NA Keybanc      11/06/06 Dennis Forst      Hold       NA       NA       NA  NA  NA  2.24  2.03  NA Susquehanna      11/03/06 Robert Lafleur Neutral       NA       NA       526.5  612.6  NA  2.23  2.03  NA Nollenberger      11/03/06 David Barteld Buy       100.00       NA       NA  657.0  NA  2.15  2.62  NA BMO      11/03/06 Jeffery Logsdon Market Perform  86.00       NA       524.0  603.2  645.0  2.20  2.09  2.49 Guzman      11/03/06 Jake Balzer      Under Perform       82.00       NA       460.2  594.1  707.5  2.28  2.44  3.30 Banc of America 11/03/06 Jeremy Cogan Neutral       82.00       NA       556.0  650.0  784.0  2.24  2.07  2.43 Sterne, Agee      11/03/06 Nicholas Danna Hold       77.00       NA       529.4  625.1  NA  2.21  2.19  NA Wachovia      11/03/06 Brian McGill      Market Perform  NA       NA       528.6  614.1  NA  2.16  2.04  NA Calyon      07/26/06 Smedes Rose      Add       63.00       NA       560.0  660.0  NA  2.55  2.85  NA

            Consensus Estimate                     $526.6       $622.3  $676.6  $2.21       $2.19       $2.65             Management Estimate                   527.6       641.0  725.3  2.35       2.22       NA             $ Variance                    1.0       18.7  48.7  0.14       0.02       NA

% Variance     0.2%     3.0%     7.2%     6.2%     1.0%     NA

(1) Source:  Wall Street research, First Call and management.

CONFIDENTIAL            13

      Project Rising Sun

Wall Street Research Commentary Following Initial Proposal

“We expect the shares to trade higher than that based on the potential for higher bids. Should additional offers emerge, we think the management-led group would aggressively pursue this transaction at higher levels. Fully-loading [Rising Sun] valuation for the Aliante Project in North Las Vegas and option value of Indian management contracts, a takeout in the $85-$90 range is reasonable.”

— Citigroup, December 4, 2006

“Similar to other recent proposals, a modest sweetener may be coaxed from the buyout group to seal shareholder approval.  Despite recent consolidation wave including strategic and fin’l  players, we have little conviction that a third party will attempt to outbid mgmt.”

-- Credit Suisse, December 4, 2006

“The [Rising Sun] bid is the next in barrage of private equity offers in the gaming sector, that has spanned Harrah’s Entertainment, Aztar and Kerzner. The Aztar acquisition received multiple offers and news reports suggest that the recent bid for Harrah’s may also receive another offer.”

— Goldman Sachs, December 4, 2006

“Land sale and tribal contract assumptions impact the valuation significantly. With no land sales or Thunder Valley contract after 2010 and an exit multiple of 9.5x, we calculate an IRR of 10%.  On the other hand, with $500M in land sales and Thunder Valley renewed at half the current rate, we arrive at an IRR of 16-17%…We would not rule out the possibility of a competing bid, particularly given that other buyers may be more willing to part with more of the land portfolio that [Rising Sun] has amassed over time.”

— JPMorgan, December 4, 2006

“Closing time frame likely shorter than typical go-private—Since Colony Capital is active in the gaming industry, the time to close the deal (if approved) will likely be shorter than with inexperienced private equity partners.”

— Merrill Lynch, December 4, 2006

“If management is confident RR [Red Rock] could reach a 23% ROI by 2011 and believes the high-end of its land value estimate, at 10x EBITDA the LBO offer could increase to more than $90 a share, though we think $86-88 range more likely.”

— UBS, December 8, 2006

CONFIDENTIAL            14

Section 4 Valuation Analysis

BEAR STEARNS

Project Rising Sun

Rising Sun Valuation – Current EBITDA

($ in millions, except per share data)

	12/01/06 Day Prior to Announcement	Transaction Price
Price	$69.10	$90.00
Fully Diluted Shares[1]	59.067	59.155
Equity Value / Purchase Price	**$4,081.5**	**$5,324.0**
(+) Debt[2]	3,897.5	3,897.5
(-) Cash[3]	(116.9)	(116.9)
Transaction Value (TV)[4]	**$7,862.1**	**$9,104.6**

		12/01/06 Day Prior to Announcement					Transaction Price				
		No	Midpoint Estimate		High Estimate		No	Midpoint Estimate		High Estimate	
Less Adjustments:		Adjustment	Management	CBRE	Management	CBRE	Adjustment	Management	CBRE	Management	CBRE
Land Held for Dvlp.—No Current Dvlp Plans[5]		$-	$(1,464.8)	$(1,020.9)	$(1,730.4)	$(1,183.5)	$-	$(1,464.8)	$(1,020.9)	$(1,730.4)	$(1,183.5)
Land Held for Dvlp.—Current Dvlp Plans[6]		-	(532.1)	(285.4)	(640.8)	(311.4)	-	(532.1)	(285.4)	(640.8)	(311.4)
Advances to Tribes[7]		-	(178.0)	(178.0)	(178.0)	(178.0)	-	(178.0)	(178.0)	(178.0)	(178.0)
TV excl. Land (TVL)		$7,862.1	**$5,687.3**	$6,377.8	**$5,313.0**	$6,189.2	**$9,104.6**	$6,929.8	**$7,620.3**	$6,555.4	**$7,431.7**
Native American Contracts[8]		-	$(619.4)	$(619.4)	$(634.4)	$(634.4)		$(619.4)	$(619.4)	$(634.4)	$(634.4)
TV excl. Land & Native American (TVLNA)		**$7,862.1**	$5,067.9	**$5,758.4**	**$4,678.5**	$5,554.8	**$9,104.6**	$6,310.4	**$7,000.9**	$5,921.0	**$6,797.2**
	Metric	**No Adj.**	**Multiples excluding All Land**				**No Adj.**	**Multiples excluding All Land**			
TVL / 2006A Mgmt EBITDA	$525.9	15.0x	10.8x	12.1x	10.1x	11.8x	17.3x	13.2x	14.5x	12.5x	14.1x
TVL / 2007E Mgmt EBITDA	**641.0**	**12.3**	**8.9**	**9.9**	**8.3**	**9.7**	**14.2**	**10.8**	**11.9**	**10.2**	**11.6**
TVL / 2008E Mgmt EBITDA	725.3	10.8	7.8	8.8	7.3	8.5	12.6	9.6	10.5	9.0	10.2
	Metric[9]		**Multiples excluding All Land & Native American Contracts**					**Multiples excluding All Land & Native American Contracts**			
TVLNA / 2006A Mgmt EBITDA	$438.8		11.5x	13.1x	10.7x	12.7x		14.4x	16.0x	13.5x	15.5x
TVLNA / 2007E Mgmt EBITDA	**549.0**		**9.2**	**10.5**	**8.5**	**10.1**		**11.5**	**12.8**	**10.8**	**12.4**
TVLNA / 2008E Mgmt EBITDA	632.3		8.0	9.1	7.4	8.8		10.0	11.1	9.4	10.8

(1) Based on 57.262 million basic shares outstanding and 2.187 million in-the-money options with a weighted average exercise price of $12.07 and calculated using the treasury method.
(2) Sum of the 12/31/06 debt balance (face value excluding discounts and premiums) per management and 50% of Green Valley's and 50% of Aliante's 12/31/06 net debt balance of $282.5 and $150.0 million, respectively. Aliante's 12/31/06 debt balance represents the present value of the 1/1/09 debt balance discounted at its cost of debt of 8%.
(3) 12/31/06 cash balance per management.
(4) Transaction value excludes transaction fees and expenses.
(5) Please refer to the following page for details.
(6) Please refer to page 17 for details.
(7) Source: Management.
(8) Please refer to page 35 for details.
(9) EBITDA figures exclude management fees from Native American contracts.

CONFIDENTIAL

15

BEAR
STEARNS

Project Rising Sun

Schedule of Land Held for Development—No Current Development Plans

($ in millions)

Location	Acres	Internal Management Estimates[1]		CBRE Estimates[2]	
		Low	High	Low	High
Potential Development Opportunities:					
Wild Wild West	69.3	$692.9	$1,039.4	$346.5	$485.1
Cactus	60.7	151.8	212.5	151.8	182.1
Flamingo	49.0	122.5	196.0	122.5	196.0
Sunset/Lindell	12.0	12.0	12.0	12.0	12.0
Reno Convention Center	7.7	16.0	16.0	8.6	9.3
Fisher Brothers JV / Palace Station	52.0	40.0	40.0	70.0	122.0
Excess Land at Existing Owned or Managed Properties:					
Fiesta Henderson	15.0	7.8	10.5	8.5	9.8
Boulder Station	8.0	4.2	4.2	5.2	5.6
Red Rock Resort	8.2	20.5	32.8	21.4	26.8
Sunset Station	5.0	8.7	11.9	8.7	9.1
Thunder Valley	188.0	40.0	60.0	31.6	40.9
Graton	23.0	20.0	30.0	13.6	15.5
Excess Land at Properties to be Developed:					
Reno Bayer[3]	35.0	15.0	15.0	19.4	20.2
Durango[3]	5.0	12.5	15.0	12.5	15.0
Castaways[3]	15.0	11.3	11.3	11.3	18.8
Aliante / Losee	54.0	24.0	24.0	14.7	15.3
Total		**$1,199.1**	**$1,730.4**	**$858.3**	**$1,183.5**

Note: Land where management expects to develop properties prior to year end 2012 are excluded from this analysis. The values above are before any debt allocation related to joint ventures, except for the Fisher Brothers JV / Palace Station. Rising Sun's allocation of debt in these properties is included in our consolidated debt.

(1) Based on discussions with management as to what they believe the land is worth. Their estimation is based on cost of land, the CB Richard Ellis report commissioned by management in September 2006 and comparable transactions as well as their overall feel for the Las Vegas land market.

(2) Based on CB Richard Ellis report dated January 2007.

(3) CBRE valued each site at the Reno Beyer, Durango and Castaways projects in their entirety. The CBRE estimates above represent the proportional value of excess land based on acreage that will not be used in developing the aforementioned projects, a methodology that was approved by CBRE.

CONFIDENTIAL

16

BEAR STEARNS

Project Rising Sun

Schedule of Land Held for Development—Current Development Plans

The following four properties are expected to be developed by the Company during the projections period and are therefore not included in Land Held for Development—No Current Development Plans

Valuation Approach 1: Land Value Estimates **($ in millions)**

	Acres[1]	Completion Date	CBRE Low Value	CBRE High Value	Mgmt Low Value	Mgmt High Value
Reno Bayer	57.7	2012	$32.0	$33.3	$38.0	$38.0
Durango	66.0	2010	165.0	198.0	165.0	197.9
Castaways	15.3	2009	11.5	19.1	11.5	11.5
Aliante[2]	40.7	2009	50.9	61.0	25.0	25.0
Total Land Value Estimates[3]			**$259.3**	**$311.4**	**$239.4**	**$272.4**

- Alternatively, a discounted cash flow of management's projected cash flows for the Land Held for Development—Current Development Plans utilizing a WACC range of 8.5% to 9.5% and an EBITDA exit multiple range of 9.5x to 10.5x produces an implied land present value range of $428.7 to $640.8 million.

Valuation Approach 2: DCF Estimates **($ in millions)**

	2012E Revenue	2012E EBITDA
Reno Bayer	$211.6	$80.2
Durango	247.5	110.1
Castaways	34.2	16.7
Aliante 50% EBITDA	NA	27.9
Aliante Management Fee	9.4	9.4
Total	**$502.7**	**$244.3**
	DCF Low Value	**DCF High Value**
Total Land Value—DCF Estimates[3]	**$428.7**	**$640.8**

(1) Where appropriate, excess land at these properties (acreage the Company does not intend to develop during the projection period) is included on the previous page.
(2) Represents Rising Sun's 50% interest in the joint venture.
(3) The values above are before any debt allocation related to joint ventures. Rising Sun's allocation of debt at Aliante is included in the Company's consolidated debt.

CONFIDENTIAL

17

BEAR STEARNS

Project Rising Sun

Summary of Valuation Reference Ranges and Research Analyst Price Targets

(Per share data)[8]


12/4/06 Initial Bid: $82.00
Transaction Price: $90.00
2007 Comparable Trading Analysis
2008 Comparable Trading Analysis
Precedent M&A Transactions
DCF
Sum-of-the-Parts
Post-Offer Research Price Targets
Pre-Offer Research Price Targets
$60.25
$92.00
$62.25
$96.75
$69.75
$101.25
$74.75
$100.75
$63.75
$95.50
$82.00
$87.00
$63.00
$81.00
$100.00
$30.00
$60.00
$90.00
$120.00

(1) Please see Comparable Trading Valuation Analysis—2007 on page 21.
(2) Please see Comparable Trading Valuation Analysis—2008 on page 22.
(3) Please see Precedent M&A Valuation Analysis on page 26.
(4) Please see DCF Analysis on page 27.
(5) Please see Sum-of-the-Parts Analysis on page 28.
(6) Based on range of First Call Research price targets for research issued after the announcement of the 12/4/06 Fertitta Colony bid.
(7) Based on range of First Call Research price targets for research issued before the announcement of the 12/4/06 Fertitta Colony bid. Note: High estimate of $100/share based on Nollenberger Capital research – next highest price target was $81.00/share per Lehman Brothers.
(8) Based on 59.155 million fully diluted shares.

CONFIDENTIAL

18

      Project Rising Sun

US Comparable Gaming Company Analysis

      ($ in millions, except per share data)

Senior      % of       Market      Current      Debt/             Implied      Price      52 Wk Dividend Value of Enterprise      EV/EBITDA(1)      Price/Earnings(1)      EBITDA       Ticker      Ratings      2/21/07      High      Yield      Equity      Value      2006E 2007E 2008E 2006E 2007E      2008E 2006E Large-Cap Operators

LasVegas Sands     LVS     Ba3/BB-     $91.93     84.7% 0.0% $32,800.3 $36,337.0     33.3x     19.8x     14.5x     NM     32.2x     24.2x     3.7x MGM Mirage(2)(3)       MGM  Ba2/BB  69.75  93.8  0.5  21,235.7  33,418.6  13.0  12.0  11.4  29.5 x  25.5  21.8  5.1 Harrah’s Entertainment       HET  WR/BB+  85.21  99.6  2.4  16,815.0  27,483.3  11.0  10.1  9.3  23.9  20.5  18.1  4.3 Wynn Resorts       WYNN  NA/BB-  102.19  89.6  0.0  11,726.2  12,478.9  37.5  20.6  18.4  NM  43.3  37.8  6.5 Rising Sun       N/A  Ba2/BB  83.65  98.5  2.0  4,946.5  8,727.1  16.6  14.1  13.0  37.8  38.2  32.0  7.4 Boyd Gaming(2)       BYD  Ba2/BB  48.90  90.5  1.4  4,338.0  7,025.7  11.2  10.3  9.3  24.1  21.0  18.6  4.6 Penn National Gaming       PENN  Ba2/BB  46.63  98.2  0.0  4,171.2  7,037.1  10.7  9.4  8.5  24.5  20.2  16.2  4.6

HarmonicMean     15.0x     12.6x     11.3x     27.1x     26.4x     22.2x     4.9x Adjusted Harmonic Mean(4)     10.9x     9.8x     8.9x     24.3x     20.6x     17.4x     4.6x Mid-Cap Operators

Ameristar Casinos       ASCA  Ba3/BB  $32.86  99.6% 1.2% $1,941.4 $2,685.6     9.5x     8.8x     8.2x     22.9x     21.2x     18.8x     3.1x Pinnacle Entertainment(3)       PNK  B2/B+  34.12  94.8  0.0  1,762.1  2,372.3  11.4  12.2  9.0  29.4  45.6  32.7  3.1 Isle Of Capris Casinos       ISLE  Ba3/BB-  29.07  85.7  0.0  922.8  2,099.9  9.9  8.2  NM  NM  43.2  NM  5.9 Trump Entertainment       TRMP       NA  18.95  81.2  0.0  594.8  1,974.9  9.2  8.2  7.3  NM  36.7  18.2  6.6 Great Canadian Gaming       GCD  BBBL  10.96  88.3  0.0  955.1  1,236.2  15.3  13.4  11.0  NM  37.4  24.8  4.4

HarmonicMean     10.7x     9.7x     8.7x     25.8x     34.2x     22.3x     4.2x Small-Cap Operators

MTR GamingGroup     MNTG     B1/B+     $12.91     99.7% 0.0%     $362.9     $551.3     11.8x     7.5x     5.8x     NM     33.1x     23.1x     5.6x Riviera Holdings       RIV  B2/B  21.30  84.8  0.0  272.9  456.5  11.4  10.8  NM  NM  NM  NM  5.4 Dover Downs       DDE       NA  12.55  61.8  1.4  412.2  443.1  7.5  6.8  NM  14.8 x  13.8  13.8  0.9 Monarch Casino & Resorts  MCRI       NA  24.36  74.9  0.0  476.7  448.1  8.8  8.8  NM  18.8  17.2  17.2  NM Empire Resorts       NYNY       NA  12.38  98.0  0.0  380.0  450.2  NA  NA  NM  NA  NA  NM  NM Century Casinos       CNTY       NA  11.37  95.8  0.0  272.8  308.0  21.4  9.3  8.1  36.0  19.7  16.5  4.3 Lakes Entertainment       LACO       NA  8.86  68.2  0.0  219.2  264.7  NM  NM  NM  26.1  NM  NM  NM Nevada Gold & Casinos       UWN       NA  2.52  24.7  0.0       32.6       92.8  7.2  9.5  NM  NM  NM  NM  4.8

HarmonicMean     9.9x     8.6x     6.7x     21.4x     18.9x     17.0x     2.6x Overall HarmonicMean     11.7x     10.2x     9.4x     24.5x     25.7x     20.6x     3.7x

Note:  Balance Sheet Data as of latest 10-K or 10-Q filing; All companies have December fiscal years, except Isle of Capri Casinos and Nevada Gold & Casinos, whose estimates are calendarized. (1) Based on First Call consensus estimates. (2) Includes share of EBITDA and debt attributable to Borgata. (3) Pro-forma for recent and pending acquisitions and divestitures. (4) Excludes (i) Wynn Resorts and Las Vegas Sands, which have high multiples due to their Macau developments, (ii) Rising Sun and Harrah’s, which have affected multiples due to their proposed buyouts and (iii) MGM Mirage, which has an affected multiple due to Tracinda Corporation’s tender offer to purchase approximately 450 million shares.

CONFIDENTIAL            19

      Project Rising Sun

Historical Comparable Company Trading Multiples

Enterprise Value / Forward EBITDA

16.0x     16.0x 14.0     14.0 12.0     12.0 10.0     10.0 8.0     8.0 6.0     6.0

4.0     4.0 3/01      3/02      3/03      3/04      2/05      2/06      2/07 (1)     (2)     (3) Generally Comparable Companies Multiple       BYD       PENN     Unadjusted Transaction Multiple       Adjusted Transaction Multiple

Source:  FactSet.

(1) Comparable companies include ASCA, BYD, CNTY, DDE, GCD, ISLE, MCRI, MNTG, PENN, PNK, RIV, TRMP and UWN.  Excludes (i) Wynn Resorts and Las Vegas Sands, which have high multiples due to their Macau developments, (ii) Harrah’s, which has an affected multiple due to the proposed buyout and lack of adjustments for other attributes such as land value (iii) MGM Mirage, which has an affected multiple due to Tracinda Corporation’s tender offer to purchase approximately 450 million shares. (2) Represents Rising Sun’s unadjusted transaction value at the $90 / share bid divided by 2007E Management EBITDA (14.2x).  Please refer to Rising Sun Valuation on page 15. (3) Represents Rising Sun’s transaction value adjusted for the midpoint estimate of all Land Held for Development, Advances to Tribes and Native American Contracts at the $90 / share bid divided by 2007E Management EBITDA (excluding Native American management fees) (11.5x).  Please refer to Rising Sun Valuation on page 15.

CONFIDENTIAL            20

      Project Rising Sun

Comparable Trading Valuation Analysis—2007

      ($ in millions, except per share data)       2007E      Illustrative EBITDA Multiple(1)      Implied Enterprise Value Rising Sun Properties      EBITDA      Low      Mid      High      Low      Mid      High

Existing NevadaOperations     $549.0     9.0x     10.0x     11.0x     $4,941.2     $5,490.2     $6,039.2 Nevada Development Opportunities(2)                                    428.7            532.1            640.8

Total Nevada Operations                               $5,369.8       $6,022.3       $6,680.0

Native American Contracts(3)                                    $604.9            $619.4            $634.4 Advances to Tribes(4)                                    178.0            178.0            178.0

Total NA Contracts and Advances to Tribes                                    $782.9            $797.4            $812.4                               Company Estimates                               Low      Mid      High Total Value of Land Held for Development—No Current Development Plans(4)       $1,199.1       $1,464.8       $1,730.4 Implied Total Enterprise Value                               $7,351.9       $8,284.4       $9,222.8

Implied 2007E EBITDA Multiple(5)     11.5x     12.9x     14.4x        -Excluding All Land Held for Development, Advances to Tribes and Native American Contracts(6)            9.0            10.0            11.0 Implied 2007E EBITDA Multiple – Transaction Price(5)                              14.2            14.2            14.2        -Excluding All Land Held for Development, Advances to Tribes and Native American Contracts(6)            12.2            11.5            10.8

Less:  Net Debt (As of 12/31/2006)(7)                               ($3,780.6 )       ($3,780.6 )       ($3,780.6 ) Implied Total Equity Value                               $3,571.2       $4,503.8       $5,442.2 Fully Diluted Shares                               59.155            59.155       59.155

Implied Price Per Share                               $60.37            $76.14       $92.00

Note:  Analysis based on management projections. (1) Based on comparable gaming trading multiples.

(2) Represents value of Land Held for Development—Current Development Plans based on the present value of discounted cash flows.  Please refer to Appendix A for detailed calculation. (3) Based on present value of discounted cash flows of fees to Rising Sun over the term of the contracts.  Please refer to Appendix A for detailed calculation. (4) Based on management estimates. (5) Based on 2007E EBITDA of $641.0 million from the management model. (6) Based on 2007E EBITDA (excluding Native American management fees) of $549.0 million from the management model. (7) Includes 50% of Green Valley’s and Aliante’s 12/31/06 net debt balances of $282.5 million and $150.0 million, respectively, in total net debt as Rising Sun’s 50% share of Green Valley’s and Aliante’s operating income is valued in Existing Nevada Operations and Nevada Development Opportunities, respectively.  Aliante’s 12/31/06 debt balance represents the present value of the 1/1/09 debt balance discounted at its cost of debt of 8%.

CONFIDENTIAL            21

      Project Rising Sun

Comparable Trading Valuation Analysis—2008

      ($ in millions, except per share data)       2008E      Illustrative EBITDA Multiple(1)      Implied Enterprise Value Rising Sun Properties      EBITDA      Low      Mid      High      Low      Mid      High

Existing NevadaOperations     $632.3     8.0x     9.0x     10.0x     $5,058.4     $5,690.7     $6,323.0 Nevada Development Opportunities(2)                                    428.7            532.1            640.8

Total Nevada Operations                               $5,487.1       $6,222.8       $6,963.8

Native American Contracts(3)                                    $604.9            $619.4            $634.4 Advances to Tribes(4)                                    178.0            178.0            178.0

Total NA Contracts and Advances to Tribes                                    $782.9            $797.4            $812.4                               Company Estimates                               Low      Mid      High Total Value of Land Held for Development—No Current Development Plans(4)       $1,199.1       $1,464.8       $1,730.4 Implied Total Enterprise Value                               $7,469.1       $8,485.0       $9,506.6

Implied 2008E EBITDA Multiple(5)     10.3x     11.7x     13.1x        -Excluding All Land Held for Development, Advances to Tribes and Native American Contracts(6)            8.0            9.0            10.0 Implied 2008E EBITDA Multiple – Transaction Price(5)                              12.6            12.6            12.6        -Excluding All Land Held for Development, Advances to Tribes and Native American Contracts(6)            10.6            10.0            9.4

Less:  Net Debt (As of 12/31/2006)(7)                               ($3,780.6 )       ($3,780.6 )       ($3,780.6 ) Implied Total Equity Value                               $3,688.5       $4,704.3       $5,726.0 Fully Diluted Shares                               59.155            59.155       59.155

Implied Price Per Share                               $62.35            $79.52       $96.80

Note:  Analysis based on management projections. (1) Based on comparable gaming trading multiples.

(2) Represents value of Land Held for Development—Current Development Plans based on the present value of discounted cash flows.  Please refer to Appendix A for detailed calculation. (3) Based on present value of discounted cash flows of fees to Rising Sun over the term of the contracts.  Please refer to Appendix A for detailed calculation. (4) Based on management estimates. (5) Based on 2008E EBITDA of $725.3 million from the management model. (6) Based on 2008E EBITDA (excluding Native American management fees) of $632.3 million from the management model. (7) Includes 50% of Green Valley’s and Aliante’s 12/31/06 net debt balances of $282.5 million and $150.0 million, respectively, in total net debt as Rising Sun’s 50% share of Green Valley’s and Aliante’s operating income is valued in Existing Nevada Operations and Nevada Development Opportunities, respectively.  Aliante’s 12/31/06 debt balance represents the present value of the 1/1/09 debt balance discounted at its cost of debt of 8%.

CONFIDENTIAL            22

      Project Rising Sun

Precedent M&A Transactions

Unadjusted Deal Value / Forward EBITDA

14.0x     14.0x

Investor Consortium / Kerzner:  12.7x

12.0     MGM Grand / Mirage Resorts: 10.0x     Columbia Sussex / Aztar: 11.0x     12.0 TPG and Apollo / Harrah's: 10.4x

10.0     10.0

MGM Mirage / Mandalay

8.0     Resort:  9.5x     8.0

6.0     6.0

Harrah's / Caesars: 8.2x

4.0     Harrah's / Horseshoe Gaming: 7.2x     4.0 Coast Casinos / Boyd Gaming: 7.4x

2.0     2.0

0.0     0.0 10/1994      10/1996      11/1998      11/2000      12/2002      01/2005      01/2007

Median Multiple

1994      1995      1996      1997      1998      1999      2000      2001      2002      2003      2004      2005      2006

7.0x      NA      6.8x      9.0x      6.7x      6.3x      7.7x      6.0x      5.7x      5.7x      8.0x      9.6x      10.4x

Note:  Please see detail list of annotated transactions on the following page.  Please see Appendix C for detailed list of other precedent M&A transactions.

CONFIDENTIAL            23

      Project Rising Sun

Key Precedent Gaming M&A Transactions

      ($ in millions, except per share data)

Implied      Total

Date:            Implied      Aggregate      Announced      Unadjusted Enterprise Value as a Multiple of: Announced      Target      Equity Purchase Equity Purchase      Transaction      LTM      CFY      CFY + 1 Effective      Acquiror      Price/Share      Price(1)      Value(2)      EBITDA      EBITDA      EBITDA

12/19/06 Harrah’s Entertainment(3)(4)      $90.00       $17,209.2       $29,071.0       11.4 x       11.6 x       10.4 x Pending Texas Pacific Group/Apollo Management                                     05/19/06 Aztar Corporation(4)       54.40            2,096.0       2,686.7       12.7       11.7       11.0 01/03/07 Columbia Sussex Corp.                                     05/01/06 Kerzner International(4)       81.00            3,090.9       3,689.9       17.4       16.3       12.7 09/01/06 Investor Consortium                                     07/15/04 Caesars Entertainment(4)       17.75            5,480.0       9,858.7            8.7            8.5            8.2 06/14/05 Harrah’s Entertainment, Inc.                                     06/16/04 Mandalay Resort Group(4)     71.00     4,861.4     7,961.4     10.8     9.9     9.5 04/25/05 MGM Mirage                                     02/09/04 Boyd Gaming       19.21            820.0       1,280.0            8.9            8.3            7.4 06/30/04 Coast Casinos                                     09/11/03 Horseshoe Gaming Holding Company            NA            916.2       1,450.0            8.2            7.7            7.2 07/01/04 Harrah’s Entertainment, Inc.                                     03/06/00 Mirage Resorts, Inc.(4)       21.00            4,406.3       6,477.1       11.7       10.3       10.0 05/31/00 MGM Grand, Inc.

            High                   17.4 x       16.3 x       12.7 x             Harmonic Mean              10.6       10.0            9.2             Low                        8.2            7.7            7.2

Note:  Please refer to Appendix E for detail of other single-property and smaller corporate transactions.

(1) Represents implied equity value per share multiplied by fully diluted shares outstanding less proceeds from exercised stock options and warrants. (2) Equity purchase price plus debt plus minority interest plus preferred stock less cash and cash equivalents.

(3) Texas Pacific Group/Apollo Management initially bid $81.00/share.  On October 11, 2006, they raised their bid to $83.50/share.  On December 18, 2006, Harrah’s board accepted a bid at $90.00/share. (4) Target company held significant non-income producing assets such as land.

CONFIDENTIAL            24

      Project Rising Sun

Historical M&A Transaction Multiples

Enterprise Value / Forward EBITDA

15.0x     15.0x 14.0     14.0 13.0     13.0 12.0     12.0 11.0     11.0 10.0     10.0 9.0     9.0 8.0     8.0

7.0     7.0

NA

6.0     6.0

5.0     5.0 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 (1)     (2)

Historical M&A Multiples         Unadjusted Transaction Multiple       Adjusted Transaction Multiple

Note:  For detailed transaction list, please refer to Appendix E.

(1) Represents Rising Sun’s unadjusted transaction value at the $90 / share bid divided by 2007E Management EBITDA (14.2x).  Please refer to Rising Sun Valuation on page 15.

(2) Represents Rising Sun’s transaction value adjusted for the midpoint estimate of all Land Held for Development, Advances to Tribes and Native American Contracts at the $90 / share bid divided by 2007E Management EBITDA (excluding Native American management fees) (11.5x).  Please refer to Rising Sun Valuation on page 15.

CONFIDENTIAL            25

      Project Rising Sun

Precedent M&A Valuation Analysis

      ($ in millions, except per share data)       2007E      Illustrative EBITDA Multiple(1)      Implied Enterprise Value Rising Sun Properties      EBITDA      Low      Mid      High      Low      Mid      High

Existing Nevada Operations       $549.0       10.0 x  11.0 x  12.0 x  $5,490.2       $6,039.2       $6,588.2 Nevada Development Opportunities(2)                                    428.7            532.1            640.8

Total Nevada Operations                               $5,918.9       $6,571.3       $7,229.0

Native American Contracts(3)                                    $604.9            $619.4            $634.4 Advances to Tribes(4)                                    178.0            178.0            178.0

Total NA Contracts and Advances to Tribes                                    $782.9            $797.4            $812.4                               Company Estimates                               Low      Mid      High Total Value of Land Held for Development—No Current Development Plans(4)       $1,199.1       $1,464.8       $1,730.4 Implied Total Enterprise Value                               $7,900.9       $8,833.5       $9,771.8

Implied 2007E EBITDA Multiple(5)     12.3x     13.8x     15.2x        -Excluding All Land Held for Development, Advances to Tribes and Native American Contracts(6)            10.0            11.0            12.0 Implied 2007E EBITDA Multiple – Transaction Price(5)                              14.2            14.2            14.2        -Excluding All Land Held for Development, Advances to Tribes and Native American Contracts(6)            12.2            11.5            10.8

Less:  Net Debt (As of 12/31/2006)(7)                               ($3,780.6 )       ($3,780.6 )       ($3,780.6 ) Implied Total Equity Value                               $4,120.3       $5,052.8       $5,991.2 Fully Diluted Shares                               59.155            59.155       59.155

Implied Price Per Share                               $69.65            $85.42       $101.28

Note:  Analysis based on management projections.

(1) Based on range of comparable gaming M&A transactions.

(2) Represents value of Land Held for Development—Current Development Plans based on the present value of discounted cash flows.  Please refer to Appendix A for detailed calculation. (3) Based on present value of discounted cash flows of fees to Rising Sun over the term of the contracts.  Please refer to Appendix A for detailed calculation. (4) Based on management estimates. (5) Based on 2007E EBITDA of $641.0 million from the management model. (6) Based on 2007E EBITDA (excluding Native American management fees) of $549.0 million from the management model. (7) Includes 50% of Green Valley’s and Aliante’s 12/31/06 net debt balances of $282.5 million and $150.0 million, respectively, in total net debt as Rising Sun’s 50% share of Green Valley’s and Aliante’s operating income is valued in Existing Nevada Operations and Nevada Development Opportunities, respectively.  Aliante’s 12/31/06 debt balance represents the present value of the 1/1/09 debt balance discounted at its cost of debt of 8%.

CONFIDENTIAL            26

      Project Rising Sun

Discounted Cash Flow Analysis

      ($ in millions, except per share data)             Implied Enterprise Value Rising Sun Properties            Low      Mid      High

Existing Nevada Operations(1)                  $5,798.8            $6,171.4            $6,561.4 Nevada Development Opportunities(2)                  428.7            532.1            640.8

Total Nevada Operations                  $6,227.5            $6,703.5            $7,202.2

Native American Contracts(3)                  $604.9            $619.4            $634.4 Advances to Tribes(4)                  178.0            178.0            178.0

Total NA Contracts and Advances to Tribes                  $782.9            $797.4            $812.4             Company Estimates             Low      Mid      High Total Value of Land Held for Development—No Current Development Plans(4)       $1,199.1            $1,464.8            $1,730.4

Implied Total Enterprise Value                  $8,209.5            $8,965.7            $9,745.0

Implied 2007E EBITDA Multiple(5)                  12.8 x            14.0 x            15.2 x        -Excluding All Land Held for Dvlp, Advances to Tribes and NA Contracts(6)            10.6            11.2            12.0 Implied 2007E EBITDA Multiple – Transaction Price(5)            14.2            14.2            14.2        -Excluding All Land Held for Dvlp, Advances to Tribes and NA Contracts(6)            12.2            11.5            10.8

Less:  Net Debt (As of 12/31/2006)(7)                  ($3,780.6 )            ($3,780.6 )            ($3,780.6 ) Implied Total Equity Value                  $4,428.9            $5,185.1            $5,964.4 Pro Forma Fully Diluted Shares                  59.155            59.155            59.155

Implied Price Per Share                  $74.87            $87.65            $100.83

Note:  Analysis based on management projections.

(1) Based on the present value of discounted cash flows of Rising Sun’s Existing Nevada Operations.  Please refer to Appendix A for detailed calculation.

(2) Represents value of Land Held for Development—Current Development Plans based on the present value of discounted cash flows.  Please refer to Appendix A for detailed calculation. (3) Based on present value of discounted cash flows of fees to Rising Sun’s over the term of the contracts.  Please refer to Appendix A for detailed calculation. (4) Based on management estimates. (5) Based on 2007E EBITDA of $641.0 million from the management model. (6) Based on 2007E EBITDA (excluding Native American management fees) of $549.0 million from the management model. (7) Includes 50% of Green Valley’s and Aliante’s 12/31/06 net debt balances of $282.5 million and $150.0 million, respectively, in total net debt as Rising Sun’s 50% share of Green Valley’s and Aliante’s operating income is valued in Existing Nevada Operations and Nevada Development Opportunities, respectively.  Aliante’s 12/31/06 debt balance represents the present value of the 1/1/09 debt balance discounted at its cost of debt of 8%.

CONFIDENTIAL            27

      Project Rising Sun

Sum of the Parts Analysis

      ($ in millions, except per share data)       2007E      Illustrative EBITDA Multiple      Implied Enterprise Value Rising Sun Properties      EBITDA      Low      Mid      High      Low      Mid      High

Palace Station       $50.0       8.0 x       9.0 x       10.0 x       $399.7       $449.6       $499.6 Boulder Station       90.3       9.0       10.0       11.0            812.9            903.2            993.5 Texas Station       43.0       8.0       9.0       10.0            343.9            386.9            429.9 Sunset Station       88.8       10.0       11.0       12.0            888.2            977.1       1,065.9 Santa Fe Station       105.1       10.0       11.0       12.0       1,051.1       1,156.2       1,261.3 Red Rock Resort       113.2       10.0       11.0       12.0       1,131.7       1,244.9       1,358.1 Fiesta Rancho       18.9       7.0       8.0       9.0            132.3            151.2            170.1 Fiesta Henderson       33.3       9.0       10.0       11.0            299.6            332.9            366.2 Green Valley Ranch (Mgmt Fee & 50% EBITDA)       58.3       10.0       11.0       12.0            583.5            641.8            700.2 Other Small Properties(1)       16.1       7.0       8.0       9.0            112.7            128.8            144.9 Corporate & Development Expense       (68.0)       9.0       10.0       11.0            (612.0)            (680.0)            (748.0) Total Existing Nevada Operations       $549.0       9.4x     10.4x     11.4x     $5,143.7       $5,692.7       $6,241.7 Nevada Development Opportunities(2)                                    428.7            532.1            640.8

Total Nevada Operations                               $5,572.3       $6,224.8       $6,882.5

Native American Contracts(3)                               $604.9       $619.4       $634.4 Advances to Tribes(4)                                    178.0            178.0            178.0

Total NA Contracts and Advances to Tribes                               $782.9       $797.4       $812.4                               Company Estimates Total Value of Land Held for Development—No Current Development Plans(4)       $1,199.1       $1,464.8       $1,730.4 Implied Total Enterprise Value                               $7,554.4       $8,486.9       $9,425.3

Implied 2007E EBITDA Multiple(5)                                    11.8 x            13.2 x            14.7 x   -Excluding All Land Held for Dvlp, Advances to Tribes and NA Contracts(6)            9.4            10.4            11.4 Implied 2007E EBITDA Multiple – Transaction Price(5)                              14.2            14.2            14.2   -Excluding All Land Held for Dvlp, Advances to Tribes and NA Contracts(6)            12.2            11.5            10.8

Less:  Net Debt (As of 12/31/2006)(7)                               ($3,780.6 )       ($3,780.6 )       ($3,780.6 ) Implied Total Equity Value                               $3,773.7       $4,706.3       $5,644.7 Pro Forma Fully Diluted Shares                               59.155       59.155       59.155

Implied Price Per Share                               $63.79       $79.56       $95.42

Note:  Analysis based on management projections.

(1) Other small properties include Wild Wild West, Wildfire, Magic Star, Gold Rush, Lake Mead and the Palms (6.7% interest).

(2) Represents value of Land Held for Development—Current Development Plans based on the present value of discounted cash flows.  Please refer to Appendix A for detailed calculation. (3) Based on present value of discounted cash flows of fees to Rising Sun over the term of the contracts.  Please refer to Appendix A for detailed calculation. (4) Based on management estimates. (5) Based on 2007E EBITDA of $641.0 million from the management model. (6) Based on 2007E EBITDA (excluding Native American management fees) of $549.0 million from the management model.

(7) Includes 50% of Green Valley’s and Aliante’s 12/31/06 net debt balances of $282.5 million and $150.0 million, respectively, in total net debt as Rising Sun’s 50% share of Green Valley’s and Aliante’s operating income is valued in Existing Nevada Operations and Nevada Development Opportunities, respectively.  Aliante’s 12/31/06 debt balance represents the present value of the 1/1/09 debt balance discounted at its cost of debt of 8%.

CONFIDENTIAL            28

Appendices

Appendix A Discounted Cash Flow Analysis Support

BEAR STEARNS

Project Rising Sun

Existing Nevada Operations

($ in millions)

	Revenues						EBITDA					
	2006A	2007E	2012E	*'03-'05 CAGR*	*'05-'06 CAGR*	*'06-'12 CAGR*	2006A	*% Margin*	2007E	*% Margin*	2012E	*% Margin*
Wholly-owned:												
Palace Station	$157.2	$157.6	$174.6	*7.6%*	*0.0%*	*1.8%*	$52.8	*33.6%*	$50.0	*31.7%*	$60.8	*34.8%*
Boulder Station	190.6	196.1	241.6	*14.5*	*0.9*	*4.0*	88.3	*46.3*	90.3	*46.1*	120.0	*49.7*
Texas Station	125.5	130.1	143.6	*7.8*	*(4.2)*	*2.3*	40.0	*31.9*	43.0	*33.0*	47.8	*33.3*
Sunset Station	198.0	203.9	243.2	*9.8*	*0.4*	*3.5*	85.0	*42.9*	88.8	*43.6*	115.1	*47.3*
Santa Fe Station	163.5	207.1	263.9	*25.2*	*0.8*	*8.3*	82.0	*50.1*	105.1	*50.8*	141.4	*53.6*
Red Rock[1]	299.1	331.2	452.6	*NA*	*NA*	*7.1*	94.6	*31.6*	113.2	*34.2*	200.0	*44.2*
Fiesta Rancho	64.1	66.5	73.4	*0.6*	*(1.0)*	*2.3*	17.4	*27.1*	18.9	*28.4*	21.7	*29.6*
Fiesta Henderson	70.1	87.4	117.9	*7.8*	*5.1*	*9.1*	17.6	*25.1*	33.3	*38.1*	53.0	*44.9*
Green Valley - 50% Oper Inc.	--	--	--	*NA*	*NA*	*NA*	37.3	*NA*	44.6	*NA*	60.0	*NA*
Other Small Properties[2]	47.5	54.2	70.4	*NA*	*NA*	*6.8*	10.0	*21.0*	13.2	*24.4*	18.7	*26.6*
Management Fees:												
Green Valley	11.7	13.7	16.6	*NA*	*NA*	*6.1*	11.7	*100.0*	13.7	*100.0*	16.6	*100.0*
Barley's/Greens	3.7	2.9	3.3	*NA*	*NA*	*(2.0)*	3.7	*100.0*	2.9	*100.0*	3.3	*100.0*
Corporate/Development	--	--	--				(67.0)		(68.0)		(74.1)	
Total	**$1,331.0**	**$1,450.6**	**$1,801.0**	*13.7%*	*0.9%[3]*	*5.2%[4]*	**$473.4**	*35.6%*	**$549.0**	*30.5%*	**$784.2**	*43.5%*

(1) 2006 metrics for Red Rock (opened April 2006) represent annualized amounts provided by management.
(2) Other small properties include Wild Wild West, Wildfire, Magic Star, Gold Rush, Lake Mead and the Palms (6.7% interest).
(3) Excludes revenues of Red Rock in 2006.
(4) Includes revenues of Red Rock in 2006 and 2012.

CONFIDENTIAL

29

      Project Rising Sun

DCF Analysis—Existing Nevada Operations

Free Cash Flow to the Unlevered Firm      ($ in millions)

      Projected Fiscal Year Ended December 31,      ‘06E–’12E       2006E      2007E      2008E      2009E      2010E      2011E      2012E      CAGR

Net Revenue       $1,331.0       $1,450.6       $1,562.2       $1,638.5       $1,692.3       $1,747.1       $1,801.0       5.2% % Growth            NA            9.0%       7.7%       4.9%       3.3%       3.2%       3.1%

EBITDA(1)       $460.4       $527.7       $607.3       $657.4       $688.6       $717.8       $744.2       8.3% %Growth     14.6%     15.1%     8.2%     4.8%     4.2%     3.7% % Margin            34.6%       36.4%       38.9%       40.1%       40.7%       41.1%       41.3%

EBIT       $322.6       $358.8       $426.4       $461.6       $492.8       $521.9       $548.4       9.2% % Margin            24.2%       24.7%       27.3%       28.2%       29.1%       29.9%       30.4%

Less:  Income Taxes at 38.0%       (122.6)       (136.3)       (162.0)       (175.4)       (187.3)       (198.3)       (208.4)

Unlevered Net Income       $200.0       $222.4       $264.4       $286.2       $305.5       $323.6       $340.0       9.2%

%Growth     11.2%     18.8%     8.3%     6.8%     5.9%     5.1% % Margin                  15.3%       16.9%       17.4%       18.0%       18.5%       18.8%

Plus:  Depreciation and Amortization                  168.9            180.9            195.9            195.9            195.9            195.9       Less:CapitalExpenditures     (214.5)     (129.0)     (66.8)     (58.7)     (58.7)     (54.9)      Plus:  (Increase)/Decrease in Working Capital                  --            --            --            --            --            --

Add:  Green Valley Distributions                  25.0            40.0            45.0            48.0            53.0            58.0      ‘07E–’12E

Unlevered Free Cash Flow             $201.8       $356.3       $460.3       $490.7       $513.8       $539.0       21.7%

%Growth     76.5%     29.2%     6.6%     4.7%     4.9%

Discount Periods (years)                  0.5            1.5            2.5            3.5            4.5            5.5

PV of FCF @ Illustrative 9.0% Discount Rate             $193.3       $313.1       $371.1       $362.9       $348.6       $335.5

Terminal Multiple Methodology            Perpetual Growth Rate Methodology

2012E EBITDA(2)       $791.4            2012E Normalized Unlevered FCF       $398.0 2012E EBITDA Exit Multiple       9.0 x            Terminal Free Cash Flow Illustrative Perpetual Growth Rate       3.0 % Terminal Value       $7,122.4            Terminal Value       $6,832.2 Weighted Average Cost of Capital       9.0 %            Weighted Average Cost of Capital       9.0 % Present Value of Terminal Value (Discounted 6.0 yrs)       $4,246.9            Present Value of Terminal Value (Discounted 6.0 yrs)       $4,073.8 Present Value of Projected Cash Flows       1,924.6            Present Value of Projected Cash Flows       $1,924.6

Implied Enterprise Value       $6,171.4            Enterprise Value       $5,998.4 Implied Perpetual Growth Rate       3.2 %            Implied Terminal EBITDA Multiple       8.6 x

Source:  Management model.

(1) Includes Green Valley Ranch, Barley’s and The Greens management fees and does not include Rising Sun’s share of their respective EBITDA.  Represents EBITDA before deduction for restricted stock amortization, but after deduction for development expenses. (2) Represents 2012E EBITDA less 2012 Green Valley Ranch management fees of $16.6 million plus $83.8 million, which is 50% of 2012E Green Valley Ranch EBITDA.  Represents EBITDA after deduction for restricted stock amortization and development expenses.

CONFIDENTIAL            30

      Project Rising Sun

DCF Analysis—Existing Nevada Operations (cont.)

Enterprise Value—      Enterprise Value—

Terminal Multiple      ($ in millions)     Perpetual Growth Rate(1)      ($ in millions)

Discount      2012E EBITDA Exit Multiple      Discount      Perpetual Growth Rate

Rate      8.5x      9.0x      9.5x      Rate      2.5%      3.0%      3.5%       8.5%      $6,076.4      $6,318.9      $6,561.4            8.5%      $6,120.7      $6,521.7      $7,003.0       9.0      5,935.5      6,171.4      6,407.4            9.0      5,666.8      5,998.4      6,390.3       9.5      5,798.8      6,028.4      6,257.9            9.5      5,277.3      5,555.2      5,879.3

(1) Assumes an LTM EBITDA exit multiple of 9.0x.

CONFIDENTIAL            31

BEAR STEARNS

Project Rising Sun

Land Held for Development—Current Development Plans

Revenue Summary

($ in millions)

	2007E	2008E	2009E	2010E	2011E	2012E	CAGR
Wholly-owned:							
Castaways	$--	$--	$27.0	$30.2	$32.3	$34.2	8.2%
Durango	--	--	--	207.1	226.4	247.5	9.3
Reno Bayer	--	--	--	--	--	211.6	NA
Aliante	--	--	7.3	8.1	8.8	9.4	8.8
Total	**$--**	**$--**	**$34.3**	**$245.4**	**$267.4**	**$502.7**	

EBITDA Summary

($ in millions)

	2007E	2008E	2009E	2010E	2011E	2012E	CAGR
Wholly-owned:							
Castaways	$--	$--	$12.1	$14.0	$15.5	$16.7	11.5%
% Margin			*44.6%*	*46.3%*	*47.9%*	*48.9%*	
Durango	--	--	--	80.0	95.0	110.1	17.3
% Margin				*38.6%*	*42.0%*	*44.5%*	
Reno Bayer	--	--	--	--	--	80.2	NM
% Margin						*37.9%*	
Aliante:							
50% of Operating Income	--	--	16.6	21.2	24.8	27.9	19.1
Management Fee	--	--	7.3	8.1	8.8	9.4	8.8
Total	**$--**	**$--**	**$35.9**	**$123.3**	**$144.1**	**$244.3**	
% Margin			*NM*	*50.2%*	*53.9%*	*48.6%*	
Other:							
Aliante Distribution Income	$--	$--	$--	$--	$25.0	$29.0	16.0

Source: Management model.
Note: Nevada Development Opportunities represent Land Held for Development—Current Development Plans.

CONFIDENTIAL 32

      Project Rising Sun

DCF Analysis—Land Held for Development— Current Development Plans

Free Cash Flow to the Unlevered Firm      ($ in millions)

      Projected Fiscal Year Ended December 31,      ‘09E–’12E       2007E      2008E      2009E      2010E      2011E      2012E      CAGR

Net Revenue            $--            $--            $34.3       $245.4       $267.4       $502.7       NM %Growth     NA     615.5%     9.0%     88.0%

EBITDA(1)            $--            $--            $19.4       $102.1       $119.3       $216.4       NM % Margin                        56.4%            41.6%            44.6%            43.0%

EBIT            $--            $--            $15.5            $64.3            $81.5       $144.6       NM % Margin                        45.2%            26.2%            30.5%            28.8%

Less:  Income Taxes at 38.0%            --            --            (5.9)            (24.4)            (31.0)            (54.9)

Unlevered Net Income            $--            $--            $9.6            $39.8            $50.5            $89.6       NM

%Growth     NA     314.4%     26.8%     77.4%

% Margin                        28.0%            16.2%            18.9%            17.8%

Plus:  Depreciation and Amortization            --            --            3.8            37.8            37.8            71.8       Less:  Capital Expenditures       (152.4)       (138.2)       (543.2)       (149.3)       (541.3)       (105.1)       Plus:  (Increase)/Decrease in Working Capital            --            --            --            --            --            --       Add:  Aliante Distributions            --            --            --            --            25.0            29.0

Unlevered Free Cash Flow       ($152.4)     ($138.2)     ($529.8)     ($71.6)      ($428.0 )            $85.3       NM

% Growth

Discount Periods (years)            0.5            1.5            2.5            3.5            4.5            5.5

PV of FCF @ Illustrative 9.0% Discount Rate       ($146.0)       ($121.4 )       ($427.1 )       ($53.0)     ($290.4)     $53.1

Terminal Multiple Methodology            Perpetual Growth Rate Methodology

2012E EBITDA(2)       $254.4            2012E Normalized Unlevered FCF       $118.6 2012E EBITDA Exit Multiple       10.0 x            Terminal Free Cash Flow Illustrative Perpetual Growth Rate       4.0 % Terminal Value       $2,544.0            Terminal Value       $2,467.4 Weighted Average Cost of Capital       9.0 %            Weighted Average Cost of Capital       9.0 % Present Value of Terminal Value (Discounted 6.0 yrs)       $1,516.9            Present Value of Terminal Value (Discounted 6.0 yrs)       $1,471.3 Present Value of Projected Cash Flows       (984.8)            Present Value of Projected Cash Flows       ($984.8 )

Implied Enterprise Value       $532.1            Enterprise Value       $486.4 Implied Perpetual Growth Rate       4.1 %            Implied Terminal EBITDA Multiple       9.7 x

Source:  Management model.

(1) Includes Aliante management fees and does not include Rising Sun’s share of Aliante EBITDA.

(2) Represents 2012E EBITDA less Aliante management fees of $9.4 million plus $47.4 million, which is 50% of 2012E Aliante EBITDA.

CONFIDENTIAL            33

      Project Rising Sun

DCF Analysis—Land Held for Development— Current Development Plans (cont.)

Enterprise Value—

Terminal Multiple      ($ in millions)

Discount      2012E EBITDA Exit Multiple Rate      9.5x      10.0x      10.5x       8.5%       $484.9       $562.8       $640.8       9.0            456.2            532.1            607.9       9.5            428.7            502.5            576.3

CONFIDENTIAL            34

      Project Rising Sun

DCF Analysis—Native American Contracts

By Native American Contract      ($ in millions)

      Projected Fiscal Year Ended December 31,

      2007E      2008E      2009E      2010E      2011E      2012E      2013E      2014E      2015E      2016E      2017E      Total Management Fees:

Thunder Valley       $92.0  $93.0  $94.0  $49.4  $--  $--  $--  $--  $--  $--  $--  $328.4 Gun Lake            --       --  22.2  38.1  43.1  45.1  47.1  49.0  52.2  27.2       --  324.0 Graton            --       --       --  50.2  110.1  120.3  126.1  132.3  139.1  146.3  76.2  900.7 Chico            --       --       --  7.0  7.5  8.1  8.4  8.8  9.3  9.7       --  58.8

Total       $92.0  $93.0  $116.2  $144.7  $160.7  $173.5  $181.7  $190.2  $200.6  $183.2  $76.2 $1,611.9 After Ta x (38%) Free Cash Flows:

Thunder Valley       $57.0  $57.7  $58.3  $30.6  $--  $--  $--  $--  $--  $--  $--  $203.6 Gun Lake            --       --  13.8  23.6  26.7  27.9  29.2  30.4  32.4  16.8       --  200.9 Graton            --       --       --  31.1  68.3  74.6  78.2  82.0  86.2  90.7  47.2  558.4 Chico            --       --       --  4.4  4.7  5.0  5.2  5.5  5.7  6.0       --  36.5

Total       $57.0  $57.7  $72.0  $89.7  $99.6  $107.6  $112.6  $117.9  $124.4  $113.6  $47.2  $999.4

Discount Periods (years)       0.5  1.5  2.5  3.5  4.5  5.5  6.5  7.5  8.5  9.5  10.5

Present Value of FCF (9 % Discount Rate):

Thunder Valley       $54.6  $50.7  $47.0  $22.7  $--  $--  $--  $--  $--  $--  $--  $174.9 Gun Lake            --       --  11.1  17.5  18.1  17.4  16.7  15.9  15.6  7.4       --  119.7 Graton            --       --       --  23.0  46.3  46.4  44.7  43.0  41.5  40.0  19.1  304.0 Chico            --       --       --  3.2  3.2  3.1  3.0  2.9  2.8  2.7       --  20.8

Total       $54.6  $50.7  $58.1  $66.4  $67.6  $67.0  $64.3  $61.8  $59.8  $50.1  $19.1  $619.4

Implied Present Value Sensitivity

      WACC

      8.5%      9.0%      9.5%

Thunder Valley            $176.3            $174.9            $173.6 Gun Lake            122.9            119.7            116.5 Graton            313.8            304.0            294.6 Chico            21.4            20.8            20.2

Total            $634.4            $619.4            $604.9

Source:  Management model.

CONFIDENTIAL            35

      Project Rising Sun

Discounted Cash Flow Sensitivity Analysis

  In order to determine how sensitive our DCF analysis would be to potential changes in the Company’s projections, we analyzed the change to the Company’s projected share price based on the following variables:

Annual EBITDA Growth in Existing Nevada Operations from 2006(1)

Nevada Operations - EBITDA CAGR      6.0%      7.0%      8.3%(2)      9.0%      10.0% Implied 2012 Existing Nevada Operations EBITDA ($M)      $653.0      $690.9      $744.2      $772.1      $815.6

Change in Share Price from Theoretical Value(3)      ($12.97)      ($8.22)      $0.00      $1.92      $7.33

Value of Land Held for Development—Current Development Plans(4)

Discount Rate      15%      12.0%      9.0%(5)

Change in Share Price from Theoretical Value (3)      $4.94      $2.74      $0.00

Value of Native American Contracts(6)

Native American Contract Assumptions      Excluding      No Renewal Renew All for 7 Renew All for 7  Graton, Gun Lake & Chico Graton & Gun Lake      Graton      (Status Quo)(7) Years at ½ Fee Years at Same Fee

Change in Share Price from Theoretical Value (3)     ($7.51)      ($7.16)      ($5.14)      $0.00      $4.89      $9.77

4

Value of Land Held for Development—No Current Development Plans(8)

Land Held for Dvlp —No Current Dvlp Plans ($M)      $1,000.0      $1,250.0      $1,464.8(9)      $1,750.0      $2,000.0

Change in Share Price from Theoretical Value (3)      ($7.86)      ($3.63)      $0.00      $4.82      $9.05

(1) Analysis sensitizes annual EBITDA growth rate of Existing Nevada Operations.

(2) Represents the implied EBITDA CAGR of the Company’s management projections for Existing Nevada Operations. (3) Theoretical value represents the midpoint value per share in our Discount Cash Flow Analysis.

(4) Analysis sensitizes the discount rate used to discount future cash flows from Land Held for Development—Current Development Plans.

(5) Represents the midpoint discount rate used in our analysis to discount future cash flows from Land Held for Development—Current Development Plans. (6) Analysis sensitizes the value of Native American Contracts based on development success, renewal and fee assumptions. (7) Represents the present value of discounted cash flows of fees to Rising Sun assuming no renewals of Native American Contracts.

(8) Analysis sensitizes the value of the Company’s Land Held for Development—No Current Development Plans.  Includes only the land the Company does not intend to develop during the projection period. (9) Represents the midpoint of management’s estimated value of Land Held for Development—No Current Development Plans.

CONFIDENTIAL            36

Appendix B Weighted Average Cost of Capital Analysis

      Project Rising Sun

Illustrative Weighted Average Cost of Capital Calculations—Rising Sun

Illustrative WACC Calculation      Beta Determination      ($ in millions)

      Equity Risk Premium                              Total            Unlevered Beta(7)       Low      High            Historical  Predicted  Market      Debt             Historical  Predicted         5.00%(1)  7.08%(2)           Adjusted Levered Value of and Pfd.      Leverage Ratios      Adjusted Levered

Equity Risk Premium (Rm - Rf)

Multiply by:  Rising Sun Levered Beta  0.908       0.908      Company      Beta(4)      Beta(5)      Equity(6)      Stock      D/E      D/(D+E)      Beta      Beta

Adjusted Equity Risk Premium       4.54%  6.43%

Rising Sun       0.960  1.147  $4,946  $3,898  78.8%  44.1%  0.652  0.779

Add:  Risk-Free Rate of Return (Rf)      4.75%  4.75%

 Size Premium       0.85%  0.85 %      Large Cap                                                 Cost of Equity—Rising Sun       10.14%  12.03 %      Las Vegas Sands        1.750  1.745 $32,800  $4,030  12.3%  10.9%  1.630  1.625 Multiply by:  Comps Average E/(D+E)  69.7%  69.7 %      MGM Mirage Inc.       1.280  1.525  21,236  13,127  61.8       38.2       0.934  1.112 Cost of Equity Portion       7.07%  8.38 %      Harrah’s Ent.       0.970  1.116  16,815  10,719  63.7       38.9       0.702  0.807  7.00%  7.00 %      Wynn Resorts       1.250  1.420  11,726  2,155  18.4       15.5       1.126  1.279

Cost of Debt (Kd)—Rising Sun

After-Tax Cost of Debt       4.34%  4.34 %      Boyd Gaming.       1.180  1.262  4,338  2,858  65.9       39.7       0.846  0.904 Multiply by:  Comps Average D/(D+E)  30.3%  30.3 %      Penn National       0.960  1.142  4,171  3,002  72.0       41.9       0.670  0.798

Cost of Debt Portion       1.32%  1.32 %      Mid Cap                                                 WACC—Rising Sun       8.38%  9.70 %      Ameristar Casinos       1.320  1.292  1,941  859  44.2       30.7       1.043  1.021                   Pinnacle Ent.       1.480  1.525  1,762  637  36.2       26.6       1.216  1.253

Key Assumptions

      5.00–7.08%(1)(2)      Rising Sun Unlevered Beta (Average of Historical and Predicted)      0.715

Equity Risk Premium (Rm - Rf)

(3)      4.75      Comps Avg. Debt/Equity Ratio (Translates to Debt/Total Capital Ratio of 30.3%)      43.5%

Risk-Free Rate of Return (Rf)

Assumed Cost of Debt (Kd)     7.00      Rising Sun Levered Beta(8)      0.908

Assumed Tax Rate for Rising Sun      38.0 Assumed Tax Rate for Comp. Companies      40.0

(1) Reflects Bear Stearns’ judgmental synthesis of various academic views and financial and market perspectives, including (a) the current supply-side model expected equity risk premium (i.e., 6.28%) and the current long-term historical geometric average equity risk premium (i.e., 5.05%) per Ibbotson Associates’ Stock, Bonds, Bills and Inflation, Valuation Edition 2006 Yearbook, (b) the recommended prospective long-term arithmetic average equity risk premium (i.e., 4.50%–5.00%) per Dimson, Marsh and Staunton’s “The Worldwide Equity Premium:  A Smaller Puzzle” and Triumph of the Optimists, (c) the recommended expected arithmetic equity risk premium (i.e., 3.50%–7.00%, as adjusted) per Brealey, Myers and Allen’s Principles of Corporate Finance (Eighth Edition), (d) the recommended expected arithmetic equity risk premium (i.e., 5.00%, with a range of 3.50%–6.00%) per Brigham and Ehrhardt’s Financial Management:  Theory and Practice (Eleventh Edition) and (e) a survey of the current practices of our competitors as well as other academic and practitioner points of view. (2) Represents current long-term historical arithmetic average equity risk premium per Ibbotson Associates’ Stock, Bonds, Bills and Inflation, Valuation Edition 2006 Yearbook. (3) Source:  Bloomberg.  Equal to the interpolated yield on the 20-year US Treasury bond as of February 21, 2007. (4) Source:  Based on Bloomberg adjusted beta for the past two years on a weekly basis as of February 16 2007. (5) Source:  Barra betas as of January 2007. (6) Equity values based on closing prices as of February 21, 2007. (7) Unlevered Beta = Levered Beta/[ 1 + ((D/E) * (1-T))]. (8) Levered Beta = Unlevered Beta * [ 1 + ((D/E) * (1-T))]. (9) Calculated in the same manner as that of Rising Sun using the midpoint of the levered and unlevered Historical Adjusted Beta and Predicted Beta and the midpoint of the Equity Risk Premium.

CONFIDENTIAL            37

      Project Rising Sun

Illustrative WACC Sensitivity Analysis—Rising Sun

WACC Sensitivity Analysis—5.00% Equity Risk Premium(1)

            WACC Debt-to-Total      Assumed Cost      Assumed Unlevered Beta

Capital Ratio      of Debt      0.600      0.650      0.700      0.750      0.800 25.0%      6.75%      8.0%      8.2%      8.4%      8.6%      8.9% 25.0      6.88      8.0      8.2      8.4      8.7      8.9 30.0      7.00      7.9      8.1      8.3      8.5      8.8 35.0      7.13      7.8      8.0      8.2      8.4      8.7 40.0      7.25      7.7      7.9      8.1      8.3      8.5

WACC Sensitivity Analysis—7.08% Equity Risk Premium(2)

            WACC Debt-to-Total      Assumed Cost      Assumed Unlevered Beta

Capital Ratio      of Debt      0.600      0.650      0.700      0.750      0.800 20.0%      6.75%      9.2%      9.6%      9.9%      10.2%      10.5% 25.0      6.88      9.1      9.4      9.7      10.1      10.4 30.0      7.00      9.0      9.3      9.6      9.9      10.2 35.0      7.13      8.9      9.2      9.5      9.8      10.1 40.0      7.25      8.8      9.1      9.4      9.7      10.0

Bear Stearns’ WACC Range for Rising Sun: 8.5%–9.5%

(1) Reflects Bear Stearns’ judgmental synthesis of various academic views and financial and market perspectives, including (a) the current supply-side model expected equity risk premium (i.e., 6.28%) and the current long-term historical geometric average equity risk premium (i.e., 5.05%) per Ibbotson Associates’ Stock, Bonds, Bills and Inflation, Valuation Edition 2006 Yearbook, (b) the recommended prospective long-term arithmetic average equity risk premium (i.e., 4.50%–5.00%) per Dimson, Marsh and Staunton’s “The Worldwide Equity Premium:  A Smaller Puzzle” and Triumph of the Optimists, (c) the recommended expected arithmetic equity risk premium (i.e., 3.50%–7.00%, as adjusted) per Brealey, Myers and Allen’s Principles of Corporate Finance (Eighth Edition), (d) the recommended expected arithmetic equity risk premium (i.e., 5.00%, with a range of 3.50%–6.00%) per Brigham and Ehrhardt’s Financial Management:  Theory and Practice (Eleventh Edition) and (e) a survey of the current practices of our competitors as well as other academic and practitioner points of view. (2) Represents current long-term historical arithmetic average equity risk premium per Ibbotson Associates’ Stock, Bonds, Bills and Inflation, Valuation Edition 2006 Yearbook.

CONFIDENTIAL            38

Appendix C Leveraged Buyout Illustration

      Project Rising Sun

Leveraged Buyout Illustration

To illustrate the potential returns to the Acquiror, we modeled a leveraged buyout analysis based on Rising Sun’s financial projections.

  Based on the analysis on the indicative financing commitments received by Rising Sun:

•$500 million revolving credit facility of which $350 million will be drawn at closing and $2,725 million CMBS loan structured such that Rising Sun’s existing public debt would remain outstanding

  Assumed “exit” LTM multiples of 2012 EBITDA of Existing Nevada Operations and Land Held for Development— Current Development Plans that matched those we used in our DCF analysis

  Performed a discounted cash flow analysis on the remaining Native American contracts as of December 31, 2012 using a discount rate of 9.0%

  Due to the difficulty in estimating the future value of Land Held for Development— No Current Development Plans, we assumed it was sold at transaction close for the 1) the midpoint management estimate value and 2) the high management estimate value:

Illustrative Sponsor IRR

      LTM EBITDA Exit Multiple— Nevada Operations(1)

      8.5x      9.0x      9.5x      10.0x      10.5x

Sale of Land at Midpoint Estimate      16.1%      18.5%      20.7%      22.8%      24.7% Sale of Land at High Estimate      19.3%      21.8%      24.1%      26.2%      28.1%

(1) Includes existing and planned Nevada operations.

CONFIDENTIAL            39

Appendix D Cash Transaction Premiums Paid Analysis

BEAR STEARNS

Project Rising Sun

Gaming Cash Transaction Premiums Paid

Date Announced[1]	Unaffected Price Date[2]	Date Closed	Target Name	Acquiror Name	Transaction Price	Transaction Premium to Unaffected Price Date: 1 Day	5 Day Avg.	10 Day Avg.	30 Day Avg.	60 Day Avg.
08/07/02	06/27/02	03/03/03	Hollywood Casino	Penn National Gaming	$12.75	34.2%	56.6%	61.4%	32.9%	4.6%
06/16/04	06/03/04	04/25/05	Mandalay Resort	MGM Mirage	71.00	30.0	29.2	30.5	32.0	25.1
11/03/04	11/02/04	10/03/05	Argosy Gaming	Penn National Gaming	47.00	16.4	16.6	14.5	16.0	22.0
05/01/06	03/17/06	09/01/06	Kerzner International	Investor Consortium	81.00	15.1	16.5	17.2	18.9	20.2
05/19/06	03/10/06	01/03/07	Aztar Corp.	Columbia Sussex	54.40	77.2	80.7	80.3	78.5	77.5
12/19/06	09/29/06	TBD	Harrah's Entertainment	Apollo & Texas Pacific	90.00	35.5	36.3	36.5	40.4	43.6
					Mean	**34.7%**	**39.3%**	**40.1%**	**36.5%**	**32.2%**
					Median	**32.1**	**32.7**	**33.5**	**32.5**	**23.6**

All US Cash Transactions Since 2001 Greater Than $500M (251 Transactions)		1 Day	5 Day Avg.	10 Day Avg.	30 Day Avg.	60 Day Avg.
	Mean	**21.6%**	**22.2%**	**22.5%**	**25.3%**	**28.4%**
	Median	**20.2**	**21.3**	**21.5**	**24.2**	**25.1**

Date Announced[1]	Unaffected Price Date[2]		Target Name	Acquiror Name	Transaction Price	Transaction Premium to Unaffected Price Date: 1 Day	5 Day Avg.[3]	10 Day Avg.[3]	30 Day Avg.[4]	60 Day Avg.[4]
12/04/06	**12/01/06**		**Station Casinos Inc.**	**Fertitta Colony Partners**	**$90.00**	**30.2%**	**31.1%**	**29.7%**	**35.7%**	41.0%
10/02/06	09/29/06	1st Bid	Harrah's Entertainment	Apollo & Texas Pacific	81.00	21.9%	22.7%	22.8%	26.4%	29.3%
12/12/06	09/29/06	2nd Bid	Harrah's Entertainment	Penn National Gaming	87.00	31.0	31.7	31.9	35.7	38.8
12/19/06	09/29/06	Latest Bid	Harrah's Entertainment	Apollo & Texas Pacific	90.00	35.5	36.3	36.5	40.4	43.6

Source: SDC, Thomson Financial and press releases.
Note: Gaming transactions represent all gaming transactions greater than $500 Million from 2002 to Present.
(1) The Date Announced represents the announcement of the signing of the final merger agreement.
(2) The Unaffected Price Date represents the trading day before the first public announcement of the transaction or sales process.
(3) Represents trading days.
(4) Represents calendar days.

CONFIDENTIAL

40

Appendix E Other Precedent Gaming M&A Transactions

      Project Rising Sun

Selected Precedent Gaming M&A Transactions

      ($ in millions, except per share data)

Implied      Total

Date:            Implied      Aggregate      Announced      Enterprise Value as a Multiple of:

Announced      Target      Equity Purchase Equity Purchase      Transaction      LTM      CFY      CFY + 1 Effective      Acquiror      Price/Share      Price(1)      Value(2)      EBITDA      EBITDA      EBITDA

12/07/06 Hard Rock (Rank Group)            NA            $965.0            $965.0       10.2 x            9.6 x            9.0 x Pending Seminole Hard Rock Entertainment                                     11/01/06 Buffalo Bill’s, Primm Valley, & Whiskey Pete’s (MGM)            NA            400.0            400.0            NA       14.4       10.5 Pending Herbst Gaming                                     10/17/06 PREZQ’s Admiral Riverboat            NA            45.7            45.7            4.4            NA            NA 12/21/06 Pinnacle Entertainment                                     10/16/06 Colorado Belle & Edgewater Casinos (MGM)            NA            200.0            200.0            NA       11.7       10.0 Pending Investor Partnership (CEO of M Resorts)                                     10/02/06 Barbary Coast Hotel—Boyd Gaming            NA            365.0            365.0            NA       24.3            NA Pending Echelon Development Site (24 Acres)—Harrah’s Entertainment                                09/11/06 Stanley Leisure       16.35            1,214.9       1,214.9       16.2       13.0       11.2 11/14/06 Genting                                     09/05/06 Sands Casino and Hotel/Traymore            NA            270.0            270.0       21.5       18.0            NA 11/17/06 Pinnacle Entertainment                                     08/31/06 London Clubs International            2.49            550.8            550.8       19.1       20.3       18.4 11/09/06 Harrah’s Entertainment                                     08/24/06 Clermont Club (Rank Group)            NA            58.9            58.9            NA            NA            NA 12/01/06 BIL International                                     08/17/06 Casino Aztar Caruthersville            NA            NA            NA            NA            NA            NA Terminated Fortunes Entertainment                                     05/31/06 Dania Jai Alai            NA            152.5            152.5            NA            NA            NA Pending Boyd Gaming

(1) Represents implied equity value per share multiplied by fully diluted shares outstanding less proceeds from exercised stock options and warrants. (2) Equity purchase price plus debt plus minority interest plus preferred stock less cash and cash equivalents.

CONFIDENTIAL            41

BEAR STEARNS

Project Rising Sun

Selected Precedent Gaming M&A Transactions (cont.)

($ in millions, except per share data)

Date Announced Effective	Target Acquiror	Implied Equity Purchase Price/Share	Implied Aggregate Equity Purchase Price[(1)]	Total Announced Transaction Value[(2)]	Enterprise Value as a Multiple of: LTM EBITDA	CFY EBITDA	CFY + 1 EBITDA
05/17/06 Pending	The Sands Regent Herbst Gaming	$15.00	$115.4	$138.6	9.2x	7.9x	7.0x
05/11/06 Pending	Hard Rock Hotel & Casino—Las Vegas Morgans Hotel Group	NA	770.0	770.0	12.8	10.3	10.3
04/17/06 11/09/06	Harrah's Lake Charles (2 Casino Boats & Hotel) Pinnacle Entertainment	NA	70.0	70.0	3.5	NA	NA
04/17/06 11/09/06	Casino Magic Biloxi (Pinnacle) Harrah's Entertainment	NA	45.0	45.0	7.8	NA	NA
01/06/06 Pending	Riviera Holdings Corporation[(3)] Riv Acquisition Holdings, Inc.	17.00	211.5	426.5	9.7	10.6	10.1
03/09/06 03/09/06	Victor Chandler (41 Retail Shops) Gala Group Holdings Ltd.	NA	NA	NA	NA	NA	NA
02/15/06 07/31/06	PBL/Melco Macau Subconcession Wynn Resorts	NA	400.0	900.0	NA	NA	NA
02/15/06 07/31/06	Isle of Capri (Bossier City & Vicksburg) Legends Gaming LLC	NA	210.0	210.0	NA	6.9	NA
02/13/06 02/14/06	Leo Casino Gala Group Holdings Ltd.	NA	25.3	25.3	NA	NA	NA
01/09/06 01/09/06	County Properties & Development Gala Group Holdings Ltd.	NA	NA	NA	NA	NA	NA
12/10/05 03/15/06	Grand Casino Gulfport (Harrah's) Gulfside Casinos Inc.	NA	250.0	250.0	NA	NA	NA
11/29/05 05/19/06	Flamingo Laughlin & Undeveloped AC Parcel (Harrah's) American Real Estate Partners	NA	170.0	170.0	8.0	NA	NA
11/15/05 11/15/05	Casino Nova Scotia Hotel (Harrah's) Westerkirk Capital Inc.	NA	44.0	44.0	NA	NA	NA

(1) Represents implied equity value per share multiplied by fully diluted shares outstanding less proceeds from exercised stock options and warrants.
(2) Equity purchase price plus debt plus minority interest plus preferred stock less cash and cash equivalents.
(3) On November 13, 2006, D.E. Shaw made a $21.00/share offer for Riviera Holdings Corporation representing an implied equity purchase price of $262.5 million.

CONFIDENTIAL

42

Project Rising Sun

Selected Precedent Gaming M&A Transactions (cont.)

      ($ in millions, except per share data)

Implied      Total

Date:            Implied      Aggregate      Announced      Enterprise Value as a Multiple of:

Announced      Target      Equity Purchase Equity Purchase      Transaction      LTM      CFY      CFY + 1 Effective      Acquiror      Price/Share      Price(1)      Value(2)      EBITDA      EBITDA      EBITDA

11/09/05 Meadow’s Harness Racetrack (Magna Entertainment)            NA            $225.0            $225.0            NA            NA            NA 07/26/06 Millennium Gaming/Oaktree Capital Management                                     11/04/05 Trump Indiana            NA            253.0            253.0            8.1 x            8.0 x            7.7 x 12/21/05 Majestic Star Casino                                     08/22/05 Imperial Palace, Inc. (18.5 Acres)            NA            370.0            370.0            NA            NA            NA 12/23/05 Harrah’s Entertainment, Inc.                                     08/19/05 Gala Group Holdings Ltd.            NA            3,914.2       3,914.2       11.9            NA            NA 08/19/05 Coral Eurobet                                     08/19/05 Gala Group Holdings Ltd.            NA            3,411.5       3,411.5       11.9            NA            NA 08/19/05 Permira Advisers Ltd.(3)                                     06/22/05 Hollywood Casino Shreveport            NA            191.1            351.1       12.6            NA            NA 07/19/05 Eldorado Resorts LLC                                     06/20/05 Argosy Casino-Baton Rouge            NA            150.0            150.0            7.4            NA            NA 10/03/05 Columbia Sussex Corporation                                     05/11/05 Reno Hilton            NA            150.0            150.0       13.6            NA            NA 06/23/06 Grand Sierra Resort Group                                     01/20/05 President Casinos Broadwater Resort (Biloxi)            NA            82.0            82.0            NA            NA            NA 04/15/05 Broadwater Development LLC                                     03/23/05 MotorCity Detroit Casino (53.5%)            NA            525.0            525.0            7.2            NA            NA 04/25/05 Marian Illitch                                     02/07/05 Wembley plc(4)            NA            455.0            455.0            7.7            NA            NA 07/18/05 BLB Investors LLC                                     02/04/05 Golden Nugget Las Vegas (Poster Financial Group, Inc.)            NA            140.0            318.0       13.1       13.5       11.4 09/27/05 Landry’s Restaurants, Inc.                                     11/19/04 Caesars Tahoe            NA            45.0            45.0            NA            NA            NA 06/10/05 Columbia Sussex Corporation

(1) Represents implied equity value per share multiplied by fully diluted shares outstanding less proceeds from exercised stock options and warrants. (2) Equity purchase price plus debt plus minority interest plus preferred stock less cash and cash equivalents. (3) Permira acquired a 33% stake in Gala from Candover Partners and Cinven. (4) Purchase price made up of $339 million paid to Wembley plc in cash at completion of the transaction and a promissory note in the sum of $116 million.

CONFIDENTIAL            43

      Project Rising Sun

Selected Precedent Gaming M&A Transactions (cont.)

      ($ in millions, except per share data)

Implied      Total

Date:            Implied      Aggregate      Announced      Enterprise Value as a Multiple of:

Announced      Target      Equity Purchase Equity Purchase      Transaction      LTM      CFY      CFY + 1 Effective      Acquiror      Price/Share      Price(1)      Value(2)      EBITDA      EBITDA      EBITDA

11/03/04 Argosy Gaming Corporation(3)       $47.00       $1,410.4       $2,211.9            8.5 x            8.1 x            7.6 x 10/03/05 Penn National Gaming                                     10/22/04 Bally’s Casino New Orleans (Caesars Asset)            NA            24.0            24.0       NM       NM       NM 06/07/05 Columbia Sussex Corporation                                     10/15/04 Pocono Downs (The Downs Racing Company)(4)            NA            505.0            505.0            7.2            NA            NA 01/25/05 Mohegan Tribal Gaming Authority (MTGA)                                     10/07/04 President Casinos (Admiral/St. Louis Riverfront)            NA            57.0            57.0            5.4            NA            NA Terminated Columbia Sussex Corporation                                     09/28/04 Harrah’s/Caesars Assets(5)            NA            1,239.0       1,239.0            8.6            NA            NA 04/26/05 Colony Capital                                     09/01/04 Aladdin Gaming LLC            NA            653.0            653.0            NA            NA            NA 09/01/04 Starwood Hotels & Resorts Worldwide                                     07/20/04 Grace Entertainment Inc.            NA            267.0            267.0            6.4            NA            NA 02/02/05 Herbst Gaming                                     06/01/04 Mountain High Casino (Black Hawk)       43.20            115.0            117.4       11.7            NA            NA 12/22/04 Ameristar Casinos, Inc.                                     01/20/04 Harrah’s Entertainment, Inc. (Shreveport)            NA            197.0            197.0            4.5            NA            NA 05/19/04 Boyd Gaming                                     01/05/04 Arizona Charlie’s Decatur & Boulder            NA            $125.9            $125.9            NA            NA            NA 05/27/04 American Real Estate Partners LP                                     12/24/03 Las Vegas Hilton            NA            290.0            505.0       16.2 x            NA            NA 06/19/04 Colony Capital                                     06/26/03 Golden Nugget Properties            NA            215.0            215.0            7.1            6.3            5.7 01/26/04 Poster Financial Group

(1) Represents implied equity value per share multiplied by fully diluted shares outstanding less proceeds from exercised stock options and warrants. (2) Equity purchase price plus debt plus minority interest plus preferred stock less cash and cash equivalents. (3) Net debt excludes cage cash of $60 million.

(4)  Transaction multiple based on $280 million purchase price and illustrative Bear Stearns assumptions of $175 million in construction costs, $50 million license fees and $70 million in normalized EBITDA. (5) Includes Resorts (Harrah’s) East Chicago, Resorts (Harrah’s) Tunica, Bally’s Casino Tunica and Atlantic City Hilton.

CONFIDENTIAL            44

      Project Rising Sun

Selected Precedent Gaming M&A Transactions (cont.)

      ($ in millions, except per share data)

Implied      Total

Date:            Implied      Aggregate      Announced      Enterprise Value as a Multiple of:

Announced      Target      Equity Purchase Equity Purchase      Transaction      LTM      CFY      CFY + 1 Effective      Acquiror      Price/Share      Price(1)      Value(2)      EBITDA      EBITDA      EBITDA

07/31/02 JCC Holding Interest       $10.54            $85.7            $160.3            3.5 x            NA            NA 12/01/02 Harrah’s Entertainment, Inc.                                     08/07/02 Hollywood Casino Corp       12.75            347.5            780.5            6.8            6.7 x            5.7 x 03/03/03 Penn National Gaming                                     04/24/01 Harveys Casino Resorts            NA            286.0            633.5            5.8            5.8            5.8 07/31/01 Harrah’s Entertainment, Inc.                                     04/16/01 Empress Joliet            NA            NA            465.0            6.5            6.2            6.0 07/20/01 Argosy Gaming                                     12/19/00 Argosy Casino & Hotel in Lawrenceburg(3)            NA            NA            858.8            6.5            6.8            6.6 03/08/01 Argosy Gaming                                     12/05/00 Fitzgerald’s Gaming Corp       18.63            149.0            146.0            5.0            NA            NA 12/06/01 Majestic Star Casino LLC                                     10/30/00 Resorts International Hotel & Casino            NA            127.0            144.5            NA            NA            NA 06/25/01 Colony Capital                                     10/17/00 The Reserve Casino and Hotel            NA            NA            71.8       13.5            NA            NA 01/29/01 Station Casinos                                     10/17/00 Station Missouri Assets            NA            NA            488.0            5.5            NA            NA 12/20/00 Ameristar Casinos                                     07/20/00 Fiesta Hotel Corporation            NA            185.0            185.0            NA            NA            NA 01/04/01 Station Casinos                                     12/10/99 Hollywood Park Mississippi Casinos            NA            195.0            195.0            NA            NA            NA 08/08/00 Penn National Gaming                                     10/06/99 Lady Luck Gaming Corp.       12.00            58.6            236.5            6.2            NA            NA 03/02/00 Isle of Capri Casinos Inc.                                     09/01/99 Iowa West Racing Association            NA            170.0            170.0            4.9            NA            NA 10/23/99 Harveys Casino Resorts

(1) Represents implied equity value per share multiplied by fully diluted shares outstanding less proceeds from exercised stock options and warrants. (2) Equity purchase price plus debt plus minority interest plus preferred stock less cash and cash equivalents. (3) Assumes implied value for 100% of Lawrenceburg.

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      Project Rising Sun

Selected Precedent Gaming M&A Transactions (cont.)

      ($ in millions, except per share data)

Implied      Total

Date:            Implied      Aggregate      Announced      Enterprise Value as a Multiple of:

Announced      Target      Equity Purchase Equity Purchase      Transaction      LTM      CFY      CFY + 1 Effective      Acquiror      Price/Share      Price(1)      Value(2)      EBITDA      EBITDA      EBITDA

08/19/99 Players International       $8.50            $267.0            $428.3            6.3 x            5.5 x            5.3 x 03/22/00 Harrah’s Entertainment                                     06/28/99 Blue Chip Casino            NA            273.6            273.6            NA            NA            NA 11/10/99 Boyd Gaming                                     04/27/99 Caesars World Inc.            NA            NA       3,000.0            8.7            7.5            7.3 12/30/99 Park Place Entertainment                                     11/09/98 Primadonna Resorts Inc.            9.28            250.4            475.0            5.2            NA            NA 03/01/99 MGM Grand Inc.                                     09/02/98 Empress Entertainment Inc            NA            493.0            603.7            7.1            NA            6.4 12/01/99 Horseshoe Gaming LLC                                     08/09/98 Rio Hotel & Casino, Inc.       19.83            510.5            796.3            9.2            7.9            6.7 01/01/99 Harrah’s Entertainment                                     06/30/98 Grand Casinos, Inc.       13.25            650.0       1,200.0            6.2            7.3            8.0 12/31/98 Hilton Hotels Corp.                                     02/19/98 Casino Magic Corp.            2.27            81.1            340.0            7.2            6.2            NA 10/15/98 Hollywood Park Inc.                                     02/01/98 Harveys Casino Resorts       28.73            289.5            420.0            6.6            6.8            6.6 02/02/99 Colony Capital                                     12/20/97 Boardwalk Casino Inc.            5.00            39.0            137.0       18.3            NA            NA 01/30/98 Mirage Resorts Inc.                                     12/18/97 Showboat Inc.       30.75            512.0       1,147.0       12.4       11.1            9.0 06/01/98 Harrah’s Entertainment                                     09/30/97 WHG Resorts & Casinos Inc.            NA            132.8            282.8            NA            NA            NA 01/16/98 Patriot American Hospitality                                     07/11/97 Treasure Chest Casino LLC            NA            128.5            132.9            3.9            NA            NA 10/30/97 Boyd Gaming Corporation

(1) Represents implied equity value per share multiplied by fully diluted shares outstanding less proceeds from exercised stock options and warrants. (2) Equity purchase price plus debt plus minority interest plus preferred stock less cash and cash equivalents.

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      Project Rising Sun

Selected Precedent Gaming M&A Transactions (cont.)

      ($ in millions, except per share data)

Implied      Total

Date:            Implied      Aggregate      Announced      Enterprise Value as a Multiple of:

Announced      Target      Equity Purchase Equity Purchase      Transaction      LTM      CFY      CFY + 1 Effective      Acquiror      Price/Share      Price(1)      Value(2)      EBITDA      EBITDA      EBITDA

08/19/96 Griffin Gaming & Entertainment Inc.       $22.43            $202.5            $273.8            5.6 x            6.8 x            6.8 x 12/16/96 Sun International Hotels Ltd.                                     06/25/96 Trump Castle Casino Resort            NA            NA            528.0            NA            NA            NA 10/01/96 Trump Hotels & Casino Resorts Inc.                                     06/06/96 Bally EntertainmentCorp.     26.43     1,933.4     2,979.3     10.5     9.6     8.8 12/18/96 Hilton Hotels Corp.                                     04/29/96 Par-a-Dice Gaming Corporation       16.99            162.6            174.0            5.0            NA            NA 12/05/96 Boyd Gaming Corporation                                     03/20/96 Boomtown, Inc.            9.14            83.5            175.2            7.7            5.8            5.7 06/30/97 Hollywood Park, Inc.                                     05/31/95 Sahara Gaming Corporation            NA            128.0            150.0            NA            NA            NA 10/02/95 Investor Group (William Bennett)                                     03/20/95 Gold Strike Resorts            NA            443.5            590.4       15.2            8.3            NA 06/01/95 Circus Circus Enterprises Inc.                                     12/19/94 Caesars World Inc.       67.50            1,754.0       1,824.5            9.6            7.7            7.0 03/02/95 ITT Corp.

                        High       21.5 x       24.3 x       18.4 x                         Harmonic Mean       7.4 x            8.4 x            7.5 x                         Low            3.5 x            5.5 x            5.3 x

(1) Represents implied equity value per share multiplied by fully diluted shares outstanding less proceeds from exercised stock options and warrants. (2) Equity purchase price plus debt plus minority interest plus preferred stock less cash and cash equivalents.

CONFIDENTIAL            47